SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

CENTERSTATE BANKS OF FLORIDA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CENTERSTATE BANKS OF FLORIDA, INC.

March 30, 2007

TO THE SHAREHOLDERS OF

CENTERSTATE BANKS OF FLORIDA, INC.

You are cordially invited to attend the Annual Meeting of Shareholders of CenterState Banks of Florida, Inc. which will be held at the Winter Haven Chamber of Commerce, 2nd Floor Auditorium, 401 Avenue B NW, Winter Haven, Florida 33881, on Tuesday, April 24, 2007 beginning at 10:00 a.m.

At the Annual Meeting you will be asked to consider and vote upon the reelection of the directors to serve until the next Annual Meeting of Shareholders and the approval of a 2007 Equity Incentive Plan. Shareholders also will consider and vote upon such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

We hope you can attend the meeting and vote your shares in person. In any case, we would appreciate your completing the enclosed proxy and returning it to us. This action will ensure that your preferences will be expressed on the matters that are being considered. If you are able to attend the meeting, you may vote your shares in person.

We want to thank you for your support during the past year. If you have any questions about the Proxy Statement, please do not hesitate to call us.

Sincerely,

Chairman, President and Chief Executive Officer

CENTERSTATE BANKS OF FLORIDA, INC.

1101 FIRST STREET SOUTH, SUITE 202

WINTER HAVEN, FL 33880

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 24, 2007

Notice is hereby given that the Annual Meeting of Shareholders of CenterState Banks of Florida, Inc. (“CenterState”) will be held at Winter Haven Chamber of Commerce, 2nd Floor Auditorium, 401 Avenue B NW, Winter Haven, Florida 33881, on Tuesday, April 24, 2007 beginning at 10:00 a.m. (“Annual Meeting”), for the following purposes:

1. Elect Directors. To elect directors to serve until the Annual Meeting of Shareholders in 2008.

2. Approve Equity Incentive Plan. To approve the CenterState 2007 Equity Incentive Plan.

3. Other Business. To transact such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only shareholders of record at the close of business on February 28, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All shareholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, date, sign and return the enclosed proxy to CenterState in the accompanying envelope. The proxy may be revoked by the person executing the proxy at any time before it is exercised by filing with the Secretary of CenterState an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

March 30, 2007	Chairman, President and Chief Executive Officer

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

OF

CENTERSTATE BANKS OF FLORIDA, INC.

TO BE HELD ON

APRIL 24, 2007

INTRODUCTION

General

This Proxy Statement is being furnished to the shareholders of CenterState Banks of Florida, Inc. (“we,” “our,” “us,” or “CenterState”) in connection with the solicitation of proxies by the Board of Directors of CenterState from holders of our outstanding shares of the $.01 par value common stock (“CenterState common stock”) for use at the Annual Meeting of Shareholders of CenterState to be held on Tuesday, April 24, 2007, and at any adjournment or postponement thereof (“Annual Meeting”). The Annual Meeting is being held to elect directors to serve until the Annual Meeting of Shareholders in 2008, to approve a 2007 Equity Incentive Plan, and transact such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof. Our Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. This Proxy Statement is dated March 30, 2007, and it and the accompanying notice and form of proxy are first being mailed to our shareholders on or about March 30, 2007.

Our principal executive office is located at 1101 First Street South, Suite 202, Winter Haven, Florida 33880. Our telephone number at such office is (863) 293-2600.

Record Date, Solicitation and Revocability of Proxies

Our Board of Directors has fixed the close of business on February 28, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of CenterState common stock at the close of business on such date will be entitled to vote at the Annual Meeting. At the close of business on such date, there were 11,153,562 shares of CenterState common stock outstanding and entitled to vote held by approximately 950 registered shareholders of record. Holders of CenterState common stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of CenterState common stock held of record at the close of business on February 28, 2007. The affirmative vote of the holders of a plurality of shares of CenterState common stock represented and entitled to vote at the Annual Meeting at which a quorum is present is required for the election of directors and approval of the 2007 Equity Incentive Plan.

Shares of CenterState common stock represented by a properly executed proxy, if such proxy is received prior to the vote at the Annual Meeting and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF CENTERSTATE COMMON STOCK WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF CENTERSTATE OF THE NOMINEES LISTED BELOW, FOR APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to our Secretary, (ii) properly submitting to our Secretary a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: CenterState Banks of Florida, Inc., 1101 First Street South, Suite 202, Winter Haven, Florida 33880, Attention: Ernest S. Pinner, Chairman, President and Chief Executive Officer.

A copy of our 2006 Annual Report to Shareholders, including financial statements as of and for the years ended December 31, 2006 and 2005, accompanies this Proxy Statement.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Annual Meeting is being held to elect directors to serve a one- year term of office. Each of our directors serves for a term expiring at the next Annual Meeting of Shareholders, and until his successor is duly elected and qualified. Accordingly, the terms of each member of the Board expire at the Annual Meeting and, therefore, such individuals are standing for reelection to a one-year term expiring at the Annual Meeting of Shareholders in 2008.

All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted for the election of the nominees listed below. In the event that any nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for the remaining nominees and for such other persons as they may select.

Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF THE NOMINEES LISTED BELOW.

The following tables set forth the name and age of each nominee or director continuing in office, a description of his position and offices with CenterState other than as a director, if any, and a brief description of his principal occupation and business experience during at least the last five years. Each of the following individuals, except G. Tierso Nunez II, is also serving as a director of either CenterState Bank Central Florida, N.A., CenterState Bank West Florida N.A., CenterState Bank of Florida, N.A., or CenterState Bank Mid Florida, which are wholly-owned subsidiaries of CenterState. For information concerning compensation of directors, membership on committees of the Board of Directors, number of meetings held and director attendance history, see “DIRECTOR COMPENSATION.”

Nominee, Year First Elected a Director and Age	Information About Nominee
James H. Bingham, 1999 58	President of Concire Centers, Inc., a Commercial real estate company.

Nominee, Year First Elected a Director and Age	Information About Nominee
G. Robert Blanchard, Jr., 2005 43	Chairman and President of WRB Enterprises, Inc., a diversified holding company. Director of The Bank of Tampa.

Terry W. Donley, 1999 59	President of Donley Citrus, Inc. (citrus harvesting and production).

Frank M. Foster, Jr., 2006 64	Retired executive, past CEO and Chairman of a publicly traded corporation, Diagonal Data Corp (1982–1991). Past Chairman of Openware Technologies and past director of Rehab Management Systems. Also past member of the Advisory Board of First Union National Bank.

Bryan W. Judge, 1999 79	Self-employed, farming (1994–present); Chief Executive Officer of Judge Farms (1965-1994).

Samuel L. Lupfer, IV, 1999-2003; 2005 51	Insurance Executive, Divisional President of Bouchard Insurance (2003 to present). President and majority owner of Lupfer-Frakes Insurance (1991 – 2003).

Lawrence W. Maxwell, 2002 62	Chairman, Century Realty Funds, Inc., a residential and commercial real estate company.

Rulon D. Munns, 2006 57	Partner, Bogin, Munns & Munns, Law firm; Owner of various small businesses and real estate investment companies.

George Tierso Nunez II, 2004 53	President, GT Nunez & Associates, P.A. (certified public accounting firm) (1992 to present).

Thomas E. Oakley, 2002 64	President, Oakley Groves, Inc. (citrus business) (1961 to present). Past director of Alico, Inc., a public company (agricultural and land management business) (1992 - 2005).

Nominee,Year First Elected a Director and Age	Information About Nominee
Ernest S. Pinner, 2002 59	Chairman of CenterState Bank Central Florida, CenterState Bank West Florida N.A., and CenterState Bank of Florida N.A. (2002 to present); Chairman of Board (2004 to present), Chief Executive Officer and President (2002 to present) and Executive Vice President (2000 to 2001) of CenterState Banks Holding Company; President and Chief Executive Officer of CenterState Bank of Florida N.A. (2000 to 2003); Chairman of CenterState Bank Mid Florida (2004 to present); Area President and Senior Vice President of First Union National Bank (1986 to 1999).

J. Thomas Rocker, 1999 65	Retired executive and investor (2001 to present) CEO and owner of Arctic Services, Inc. (1970-2001); Church Business Administrator Volunteer (2002-2004).

Gail Gregg-Strimenos, 2006 59	Interior designer 1985 to present; President & CEO Family Dynamics 2003 to present; 1st Impression Design, LLC.

Director Independence

The Board of Directors has determined that a majority of our directors are independent. In determining director independence, the Board considers all relevant facts and circumstances, including the rules of the National Association of Securities Dealers (“NASD”). The Board considers the issue not only from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. The Board of Directors has determined that the following eleven of our thirteen directors following the Annual Meeting are independent under NASD guidelines: Messrs. Bingham, Donley, Foster, Gregg-Strimenos, Judge, Munns, Nunez, Oakley, Rocker, Blanchard and Lupfer. Although Messrs. Blanchard and Lupfer are independent pursuant to the NASD guidelines, they are not considered independent pursuant to the Sarbanes-Oxley Act of 2002, and as such are not permitted to be an audit committee member (see, “CERTAIN RELATED TRANSACTIONS” included in this proxy statement). As a member of management, Mr. Pinner is not considered independent. The other non-management director, who is not considered independent because of his prior or current business relationships with CenterState, is Mr. Maxwell, who continues to participate in the Board’s activities and provide valuable insights and advice.

Information about the Board of Directors and Its Committees

Our Board of Directors held nine meetings during the year ended December 31, 2006, of which five were by telephone. See “DIRECTOR COMPENSATION” for a history of attendance by each director. Our Board of Directors presently has five committees. Certain information regarding the functions of these standing committees, their membership, and the number of meetings held during 2006 follows:

The Loan Committee is responsible for reviewing and approving credit requests in excess of certain limits established for the respective Boards of Directors of our subsidiary Banks. The current members of this committee consist of Messrs. Bingham, Donley, Judge, Maxwell, Lupfer and Pinner. The committee held one meeting during 2006.

The Strategic Planning Committee is responsible for guiding the strategic direction of CenterState. This was a new committee created in 2006. The current members of this committee consist of Messrs. Blanchard, Donley, Foster, Maxwell and Pinner. The committee held three meetings during 2006.

For information regarding our Nominating Committee, see “DIRECTOR COMPENSATION” and “NOMINATING COMMITTEE.”

For information regarding our Audit Committee, see “DIRECTOR COMPENSATION” and “AUDIT COMMITTEE REPORT.”

For information regarding our Compensation Committee, see “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis,” “DIRECTOR COMPENSATION” and “COMPENSATION COMMITTEE REPORT.”

Executive Officers

The following lists our named executives, all positions held by them in CenterState, including the period each such position has been held, a brief account of their business experience during the past five years and certain other information including their ages. Executive officers are appointed annually at the organizational meeting of the Board of Directors, which follows our annual meeting of shareholders, to serve until a successor has been duly elected and qualified or until his death, resignation, or removal from office. Information concerning directorships, committee assignments, minor positions and peripheral business interests has not been included.

Named Executive Officers	Information about our Named Executive Officers
Ernest S. Pinner, 59	Chairman of CenterState Bank Central Florida and CenterState Bank West Florida, N.A.; Chairman of Board (2004 to present), Chief Executive Officer and President (2002 to present) and Executive Vice President (2000 to 2001) of CenterState Holding Company; President and Chief Executive Officer of CenterState Bank of Florida, N.A. (2000 to 2003); Chairman of CenterState Bank Mid Florida (2004 to present); Area President and Senior Vice President of First Union National Bank (1986 to 1999).

Named Executive Officers	Information about our Named Executive Officers
George H. Carefoot, 63	Senior Vice President and Chief Operating Officer (2006 to present) and Treasurer of CenterState Holding Company; President of C.S. Processing and Chairman of CenterState Bank of Florida, N.A. (2006 to present); President and Chief Executive Officer of First National Bank Polk County, which merged with CenterState Bank of Florida, N.A. in 2006 (1990 to 2006); President and Chief Executive Officer of Southland Bank (1986-1990); President and Chief Executive Officer of Flagship Peoples Bank (1975-1986).

James J. Antal, 55	Senior Vice President, Chief Financial Officer and Corporate Secretary of CenterState Holding Company (November 1999 to present); self-employed certified public accountant (November 1998 to November 1999); Senior Vice President, Chief Financial Officer and Treasurer of Trumbull Savings and Loan Company (August 1992 to November 1998); Senior Vice President and Chief Financial Officer of Metropolitan Savings Bank of Cleveland (1984-1992).

Thomas E. White, 52	President, Chief Executive Officer and Director of CenterState Bank Central Florida, N.A. (1989 to present).

Management and Principal Stock Ownership

The following sets forth, as of February 28, 2007, the stock ownership of each of our directors, our named executive officers, and all directors and executive officers as a group. To our knowledge, the only shareholders who owned more than 5% of the outstanding shares of CenterState common stock on February 28, 2007 were Director Lawrence W. Maxwell (10.3%) and Wellington Management Co., LLP (8.3%), 75 State Street, Boston, MA 02109.

Directors	Amount and Nature of Beneficial Ownership (a)	Percentage of CenterState Common Stock (a)
James H. Bingham	141,178 shares (c)	1.27%
G. Robert Blanchard, Jr.	324,322 shares (d)	2.90%
Terry W. Donley	118,028 shares (e)	1.06%
Frank M. Foster, Jr.	35,582 shares (f)	0.32%
Bryan W. Judge	116,908 shares (g)	1.05%
Samuel L. Lupfer, IV	53,108 shares (h)	0.48%

Directors	Amount and Nature of Beneficial Ownership (a)	Percentage of CenterState Common Stock (a)
Lawrence W. Maxwell	1,148,321 shares (i)	10.30%
Rulon D. Munns	5,548 shares (j)	0.05%
George Tierso Nunez II		-0-
Thomas E. Oakley	168,264 shares (k)	1.51%
Ernest S. Pinner	239,692 shares (l)	2.11%
J. Thomas Rocker	58,398 shares (m)	0.52%
Gail Gregg-Strimenos	115,160 shares (n)	1.03%

Named Executives
Ernest S. Pinner	239,692 shares (l)	2.11%
James J. Antal	54,414 shares (o)	0.49%
George H. Carefoot	117,692 shares (p)	1.05%
Thomas E. White	120,467 shares (q)	1.08%

All Directors & Executive Officers as a group (18 individuals)		2,909,998 25.07%

Other 5% owners
Wellington Management Co., LLP (b)		925,342 8.30%

(a)	Information relating to beneficial ownership of CenterState common stock by directors is based upon information furnished by each person using “beneficial ownership” concepts set forth in rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Accordingly, nominees and directors continuing in office are named as beneficial owners of shares as to which they may disclaim any beneficial interest. Except as otherwise indicated, directors possessed sole voting and investment power as to all shares of CenterState common stock set forth opposite their names.

(b)	Information is as of December 31, 2006 as reported by Wellington Management Co., LLP on its SEC Form 13F filing. Wellington Management Co., LLP is located at 75 State Street, Boston, MA 02109.
(c)	The nature of his beneficial ownership is as follows: 56,934 shares are held as trustee, 2,368 shares are owned jointly with his spouse, 484 shares are owned by his spouse, 3,222 shares are owned by a company he controls, 368 shares are owned by a dependent child and 77,802 shares are owned individually. (51,153 shares are pledged as security.)
(d)	The nature of his beneficial ownership is as follows: 1,880 shares are owned individually, 309,034 shares are owned by a corporation he controls and includes presently exercisable options for 13,408 shares. (237,350 shares are pledged as security.)
(e)	The nature of his beneficial ownership is as follows: 4,620 shares are held by his dependent child, 100,000 shares are owned individually, and includes presently exercisable options for 13,408 shares. (No shares are pledged as security.)
(f)	The nature of his beneficial ownership is as follows: 15,076 shares are held by a trust that he controls, 3,800 shares are owned individually, 10,002 shares are owned by his IRA account, and includes presently exercisable options for 6,704 shares. (No shares are pledged as security.)
(g)	The nature of his beneficial ownership is as follows: 960 shares are owned individually and 115,948 shares are owned jointly with his spouse. (31,028 shares are pledged as security.)
(h)	The nature of his beneficial ownership is as follows: 46,816 shares held as trustee, 5,892 shares are owned jointly with spouse, and 400 shares are held by dependent child. (No shares are pledged as security.)
(i)	13,408 shares owned individually and 1,134,913 shares are owned jointly with spouse. (823,188 shares are pledged as security.)
(j)	The nature of his beneficial ownership is as follows: 5,548 shares are owned jointly with spouse. (No shares are pledged as security.)
(k)	The nature of his beneficial ownership is as follows: 153,266 shares are owned by a trust he controls, 690 shares are held by a dependent child, 900 shares are owned by his spouse and includes presently exercisable options for 13,408 shares. (153,266 shares are pledged as security.)
(l)	The nature of his beneficial ownership is as follows: 15,512 shares are owned individually and includes presently exercisable options for 224,180 shares. (No shares are pledged as security.)
(m)	The nature of his beneficial ownership is as follows: 31,892 shares are owned individually, 8,100 shares are owned jointly with his spouse and 18,406 shares are owned by his spouse. (No shares are pledged as security.)
(n)	The nature of her beneficial ownership is as follows: 2,218 shares are owned individually, 19,972 shares are owned jointly with her spouse, 69,350 shares are owned by two companies she controls, and includes presently exercisable options for 23,620 shares. (No shares are pledged as security.)

(o)	The nature of his beneficial ownership is as follows: 5,260 shares are owned jointly with his spouse, 4,154 shares are owned by his IRA and includes presently exercisable options for 45,000 shares. (No shares are pledged as security.)

(p)	The nature of his beneficial ownership is as follows: 93,914 shares are owned individually, 3,240 shares are owned jointly with his spouse, 268 shares are owned by his spouse and includes presently exercisable options for 20,270 shares. (15,690 shares are pledged as security.)

(q)	The nature of his beneficial ownership is as follows: 72,233 shares are owned individually, 28,234 shares are owned by a corporation he controls and includes presently exercisable options for 20,000 shares. (38,000 shares are pledged as security.)

PROPOSAL TWO

APPROVAL OF CENTERSTATE 2007 EQUITY INCENTIVE PLAN

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF CENTERSTATE’S 2007 EQUITY INCENTIVE PLAN

On January 9, 2007, our Board of Directors approved the CenterState 2007 Equity Incentive Plan for directors and employees, subject to shareholder approval. The plan will allow us to continue to provide equity compensation to employees and directors, under a shareholder-approved plan, in order to enable us to attract and retain qualified persons to serve as directors and employees.

The plan contains a number of provisions that the Board of Directors believes are consistent with the interests of shareholders and sound corporate governance practices. These include:

•	Limitation on Shares Issued for Awards. Only 700,000 shares may be issued under the plan through the 2017 expiration of the plan.

•

No Discount Stock Options. Stock options (or stock appreciation rights) may not be granted or awarded with an exercise price of less than the market value of CenterState common stock on the date of the grant or award.

•

No Repricings. The repricing of stock options and stock appreciation rights is prohibited without the approval of shareholders. This provision applies to both direct repricings - lowering the exercise price of a stock option or stock appreciation right or cancelling such awards and replacing them with lower-priced awards - and indirect repricings - cancelling an outstanding stock option or stock appreciation right and granting a replacement full-value award.

Summary of the Plan

The principal features of the plan are summarized below. The summary does not contain all information that may be important to you. The complete text of the plan is set forth at Appendix D to this proxy statement.

Plan Administration. The plan is administered by our Board of Directors, a majority of whom meet the NASD standard for director independence, and/or our Board’s Compensation Committee, which consists of at least two members of the Board, each of whom meets the NASD standard for director independence. The Board through its Compensation Committee, has the sole authority, among other things, to:

•	Select participants and grant awards,

•	Determine the number of shares to be subject to the types of awards,

•	Determine the terms and conditions upon which awards will be granted under the plan, including the vesting requirements of awards,

•	Prescribe the form and terms of award agreements,

•	Establish procedures and regulations for the administration of the plan,

•	Interpret the plan, and

•	Make all determinations necessary or advisable for administration of the plan.

Eligibility. The directors and employees of CenterState and its subsidiaries are eligible to participate in the plan.

Awards. The plan provides for the grant of incentive and non-statutory options, stock appreciation rights, restricted stock, and performance unit awards, as such terms are defined in the plan.

Shares Subject to the Plan. The plan authorizes the issuance of up to 700,000 shares of the Company common stock. Of this amount, 600,000 shares are allocated to employees, all of which may be issued as incentive stock options, and 100,000 shares are allocated to directors. If any shares are subject to an award under the plan that is forfeited, cancelled, expires, lapses or otherwise terminates without the issuance of such shares, those shares will again be available for grant under the plan. Likewise, shares that are tendered to CenterState by a participant as full or partial payment of the exercise price of any stock option granted under the plan or in payment of any withholding tax incurred in connection with any award under the plan will be available for issuance under the plan. The shares issued under the plan may consist, in whole or in part, of authorized but unissued shares or treasury shares.

Adjustments. In the event of a merger or consolidation (in each case where the shares of CenterState are converted into stock and/or cash of another entity), or any corporate structure affecting CenterState common stock, adjustments and other substitutions will be made to the plan, including adjustments in the maximum, number of shares subject to the plan and other numerical limitations. Adjustments will also be made to awards under the plan as the Board in its sole discretion deems equitable or appropriate.

Options. Incentive and non-statutory options to purchase shares of CenterState common stock may be granted under the plan, either alone or in addition to other awards and for no consideration or for such consideration as the Board and/or Compensation Committee may determine or as may be required by applicable law. The price at which a share may be purchased under an option may not be less than the market value of a share on the date the option is granted. Market value means the last reported sale price of CenterState common stock reported on the Nasdaq National Market on the relevant date of determination. The plan permits the Board and/or Compensation Committee to establish the term of each option, but its term may not exceed ten years. Options may be exercised for whole shares only. If an option would otherwise be exercisable for fractional shares, the option is rounded down to the nearest whole share amount. Options may vest and become fully exercisable in the event a change in control occurs as described below. The plan contains various provisions governing the participant’s right to exercise an option upon the termination of the participant’s employment with CenterState.

Stock Appreciation Rights. Stock appreciation rights entitle a participant to receive upon exercise an amount equal to the number of shares subject to the award multiplied by the excess of the fair market value of a share at the time of exercise over the grant price of such share. Stock appreciation rights will generally have the same terms and conditions as options, as described above. Stock appreciation rights may be granted to participants either alone or in addition to other awards and may, but need not, relate to a specific option. Any stock appreciation rights related to an option may be granted at the same time the option is granted or anytime after the grant but before exercise or expiration of the option. The term of a stock appreciation right may not exceed ten years and limited stock appreciation rights may be granted which are exercisable only upon a change in control or other specific event and may be payable based on the spread between the base price of the stock appreciation right and the market value of a share of common stock during a specified period or at a specified time within a specified period before, after or including the date of the change in control or other specified event. The plan contains various provisions governing the participant’s right to exercise a stock appreciation right upon the termination of the participant’s employment with CenterState.

Restricted Stock. Restricted stock awards may be issued to participants for no cash consideration, or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the plan. Restricted stock vests and becomes fully exercisable as determined by the Board, but in no event earlier than one year from its grant date. Restricted stock vests and becomes fully exercisable in the event: (i) a change in control occurs, as described below, and service is terminated within 12 months thereafter; or (ii) the death or disability of the participant. If a participant’s service with CenterState is terminated, the participant will forfeit any unvested restricted stock (except in certain cases following a change in control).

Performance Unit Awards. Other awards of CenterState common stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, CenterState common stock or the attainment by CenterState of certain performance goals, may be granted to participants, either alone or in addition to other awards. Stock unit awards may be paid in shares of CenterState common stock or cash, as the Board and/or Compensation Committee may determine. Shares granted as stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. At the time the performance goals established have been attained or otherwise satisfied within the performance cycle, the payment of the performance shares or cash in the name of the participant will be made, equal to the value of the performance shares at the end of the performance cycle.

Change in Control. Unless otherwise determined by the Board and/or Compensation Committee at the time of the grant of an award, in the event of a change in control of CenterState, all outstanding stock options will become fully vested. If a participant’s service with CenterState is involuntarily terminated at any time within twelve months after a change in control, and unless otherwise determined by the Board and/or Compensation Committee at the time of the grant of an award, any restricted period with respect to restricted shares will lapse and all such shares will become fully vested and, with respect to performance units, the participant will be entitled to receive a prorata payment to the same extent as if the participant had ceased service because of death or disability. A “change in control” means, with certain exceptions: (i) an acquisition of beneficial ownership of 50% or more of the outstanding common stock; (ii) a merger in which CenterState is not the surviving entity, or a sale by CenterState or the Bank of all or substantially all of its assets; or (iii) the acquisition by any person or group by means of a merger, consolidation or purchase of 80% or more of its outstanding shares.

Effective Date, Term, Amendment and, Termination. If approved by shareholders, the plan will become effective as of the date of such approval and will remain in effect until the earlier of (a) the date that no additional shares are available for issuance, (b) the date the plan is terminated by the Board of Directors in accordance with its terms or (c) the tenth anniversary of such shareholder approval. Termination will not affect grants and awards then outstanding under the plan. The Board of Directors may terminate or, amend the plan at any time without shareholder approval, unless such approval is necessary to comply with the Securities Exchange Act of 1934, the Internal Revenue Code, NASD rules, or other applicable law. No termination, amendment or modification of the plan may in any manner affect any award previously granted under the plan without the consent of the participant to whom the award was granted or the transferee of the award.

Restriction on Transfer. Awards granted under the plan are generally non-transferable, except by will or the laws of descent and distribution. The Board may permit participants to transfer awards (other than stock options) to members of their immediate family to one or more trusts solely for the benefit of such immediate family members, and to partnerships into which such family members or trusts are the only trusts.

Other Provisions. The Board may establish procedures providing for the delivery of shares of CenterState common stock, in satisfaction of withholding tax obligations.

Federal Income Tax Consequences. Under present law, the following are the U.S. federal income tax consequences generally arising with respect to stock options, stock appreciation rights, and performance unit awards:

Upon exercising a non-statutory option, a participant must recognize ordinary compensation income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. CenterState will be entitled to a deduction for the same amount. Upon sale of such shares by the optionee, any difference between the sales price and fair market value on the date of exercise will be treated as a long-term capital gain (loss) if the stock has been held for at least 12 months.

For an incentive stock option, the optionee generally will recognize no taxable income upon grant or exercise of the option. If the acquired stock is held for at least two years from date of grant and one year from date of exercise, any gain or loss realized upon disposition of the shares will be treated as long-term capital gain (loss). If the acquired stock is sold prior to the satisfaction of these holding period requirements, the difference between the option price and the fair market value of the shares on the date of exercise will be treated as ordinary compensation income. CenterState will be entitled to a deduction for the same amount. If compensation is recognized and the stock is sold, any difference between fair market value on date of exercise and the sales price will be recognized as either short or long term capital gain or loss, depending upon the amount of time the acquired stock was held. For alternative minimum tax purposes, the exercise of an incentive stock option will create an adjustment item in the year of exercise equal to the difference between the option price and fair market value on date of exercise. This adjustment item will create an adjusted tax basis for alternative minimum tax purposes different from regular tax purposes in the stock equal to the fair market value on date of exercise.

Upon exercise of a stock appreciation right, a participant must recognize ordinary compensation income equal to the amount of cash received plus the fair market value of any shares received. CenterState will be entitled to a deduction for the same amount.

Recipients of restricted stock awards will recognize ordinary income in an amount equal to the fair market value of the shares of CenterState common stock granted to them at the time that the shares vest and become transferable. A recipient of a restricted stock award may, however, elect to accelerate the recognition of income with respect to his or her grant to the time when shares of common stock are first transferred to him or her, notwithstanding the vesting schedule of such awards. CenterState will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by recipients of restricted stock awards in the year in which such amounts are included in income.

Performance unit awards result in the recognition of ordinary income in an amount equal to the cash received, as well as the fair market value of shares of Company common stock paid to participants. CenterState will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by plan participants. The Internal Revenue Code generally limits the deduction for certain compensation in excess of $1.0 million per year paid by a publicly-traded corporation to its covered executives. Certain types of compensation, including compensation based on performance goals, are excluded from the $1.0 million deduction limitation. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more preestablished, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to and approved by shareholders in a separate vote prior to payment; and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied.

Other Information. The Board has not made any determination as to the allocation of benefits or amounts under the plan if approved by shareholders. If the plan is not approved by shareholders, the Board of Directors will consider other alternatives for performance-based compensation. The plan is not exclusive and does not limit the authority of the Board or its Committees to grant awards or authorize any other compensation, with or without reference to shares, under any other plan or authority.

Vote Required and Recommendation of Board of Directors. The affirmative vote of the holders of a plurality of shares of CenterState common shares represented and entitled to vote at the annual meeting is required for approval of this proposal. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker “non-vote” is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction and Corporate Governance

During 2006, the Compensation Committee of our Board of Directors was composed of four members, each of whom is an independent director under the rules of the National Association of Securities Dealers. The current members are Messrs. Donley (Chairman), Judge, Oakley and Rocker. These are the same independent director members who served on this committee in 2005 as well. Each year, at the first board of directors’ meeting following the annual shareholders’ meeting, which generally occurs on the last Tuesday in April, the board appoints committee members, including Compensation Committee members, to serve on the appointed committee for a period of one year (i.e. until the first board meeting following next year’s annual shareholders’ meeting). The Chairman of the Board, who is also the President and Chief Executive Officer, generally attends the Committee meetings and helps facilitate the process. However, he does not have a vote and is not present when the Committee meets to discuss his compensation and performance.

The Committee adopted a “Policy Statement and Guidelines” in January 2000, which serves as the Committee’s Charter. A copy of these guidelines are attached as Appendix E. The Policy Statement and Guidelines are simple and short. They state that members shall be outside (“independent”) directors; meetings shall be on an as needed basis; the Committee chairperson shall be responsible for setting meeting dates and time, agenda, maintaining order (chairing the meeting) and reporting to our full board of directors; the secretary shall be responsible for taking minutes, maintaining an on-going minute book and distributing copies of the minutes; and lastly, it states that the Committee’s objectives include developing and implementing a compensation and incentive plan for each subsidiary bank President; assisting and coordinating a consistent fringe benefit plan, retirement plan and profit sharing plan; and setting forth and maintaining a consistent personnel policy for all our subsidiary Banks.

We did not engage a Compensation Consultant during 2006, but the Company had engaged Clark Consulting, a compensation consulting firm in the past. During 2004, the firm was engaged to advise on individual executive compensation packages, specifically with regard to our CEO and CFO. Clark Consulting’s assignment was to review the compensation of our CEO and CFO and compare it to CEO and CFO compensation of similar financial institutions, and submit a written report, which they did. Recently, in 2007, Clark Consulting was again engaged. Their current assignment (currently in process) is to gather data from comparable financial institutions through custom surveys, follow-up telephone conversations, and data available publicly, with the focus on total incentive compensation, in particular bonus and profit sharing payments in the aggregate. Our bonus / profit sharing / incentive compensation payments extend deep throughout our organization from the CEO to the tellers. Our goal, in this process, is to compare our total incentive/profit sharing payments to those of other similar financial institutions and determine how we rank. From time to time we monitor our compensation packages relative to our competitors. This allows us to make adjustments, if necessary, and enables us to compete effectively in the market place such that we can continue to recruit, motivate and retain quality people throughout our organization.

CEO Pinner works closely with the Compensation Committee in establishing executive compensation and overall bonus and incentive payments. The CEO evaluates the performance of his senior executives, which include the Company’s CFO, COO and the subsidiary bank Presidents. Based on these performance evaluations, market compensation surveys, and other data, he will then make recommendations to the Compensation Committee and share with them the basis for his recommendations. The Committee occasionally may modify his recommendation. The CEO will also present bonus and profit sharing payments in the aggregate by business unit (i.e. for each of our four subsidiary Banks, their wholly owned subsidiary, C.S. Processing, and the Holding Company employees) and seek the Committee’s approval. The Committee will evaluate the CEO’s performance and determine his compensation without the CEO present.

The Compensation Committee held two meetings during 2006 (January 10 and December 19). The focus of these meetings was on annual compensation adjustments and approvals of profit sharing and cash based incentive payments. All members were present at both meetings. Occasionally, activities delegated to the Compensation Committee by the Board of Directors are resolved directly by the Board of Directors at their meeting for the sake of convenience and efficiency. For example, the Compensation Committee has been delegated the responsibility for granting stock option awards. From time to time these grants are authorized directly by the Board of Directors.

Objectives and Elements of our Compensation Programs

Our Compensation Committee believes that compensation of executive officers and others should be a result of the Company’s operating performance and should be designed to aid the Company in attracting and retaining high-performing executives. The objectives of our compensation programs are to establish incentives for certain executives and others to achieve and maintain short-term and long-term operating performance goals for the Company, and to provide compensation that recognizes individual contributions as well as overall business results. The named executive officers’ compensation is comprised of six elements: base salary, profit sharing, cash based short-term annual incentives, long term stock incentives, change in control agreements and split dollar agreements.

We have not engaged in any benchmarking of total compensation, or any material element of compensation. However, we do consult compensation surveys and executive compensation of similar financial institutions as a reference when setting base salary and other elements of compensation.

The focus of our executive compensation policy is to correlate changes in total compensation with changes in the value created for our shareholders, while at the same time continually monitoring market place compensation ranges and make appropriate adjustments. These adjustments are intended to assure ourselves that our executive compensation packages are competitive, such that we protect ourselves from our competitors taking our best talent and making ourselves sufficiently attractive to recruit the necessary additional executive talent we need to continue growing.

Compensation Program Design

Our compensation programs for the named executives include base salary, profit sharing, cash based short-term annual incentives, long-term incentive stock options, change in control agreements and split dollar agreements.

Base Salary. We strive to pay competitive base salaries to attract and retain our executives. We primarily use industry surveys as our guide to determine various salary ranges.

Profit Sharing. Profit sharing generally is a discretionary annual contribution payment to the employee’s 401(K) plan, which is in addition to the normal 401(K) employer match. Profit sharing payments can range from 0% to 10% of qualifying compensation for all employees in that particular business unit. The amount is determined by formulas that are tied to earnings for the particular business unit. For 2006, Messrs. Pinner, Antal and Carefoot received a discretionary profit sharing payment of 6% deposited into their respective 401(K) plan accounts during the first quarter of 2007. Mr. Stalnaker received 10% and Mr. White received 8%.

In 2007, Messrs. Pinner, Antal and Carefoot could receive a profit sharing payment in their 401(K) plan between 0% and 10% depending on the financial results of 2007 compared to the 2007 goal. The goal is the 2007 operating budget included in our three year business plan. The goal is asset growth and earnings, each weighted at 50%. The metric chosen to measure asset growth rate is total consolidated average assets outstanding during the year and the metric chosen to measure earnings is return on total consolidated average assets for the year. The profit sharing payment range is 0% to 10% of qualifying salaries. Assuming our 2007 results are between 93% and 110.9% of goal, Messrs. Pinner, Antal and Carefoot will receive a contribution payment into their 401(K) account of 6% of their qualifying salary.

In 2007, Messrs. Stalnaker and White could received a profit sharing payment in their 401(K) plan between 0% and 10% depending on their subsidiary Bank’s return on equity. Assuming their respective Bank’s net income for 2007 is equal to the targeted net income included in our 2007 budget, Messrs. Stalnaker and White will receive a contribution payment into their 401(K) accounts of 10% and 8%, respectively, of their qualifying salary.

Our profit sharing plan is in place to motivate and retain our executives, as well as supplement their retirement accounts. The plan is also designed to award payments for performance consistent with our business plan.

Cash Based Short-Term Annual Incentives. Messrs. Stalnaker and White, two of our subsidiary Bank Presidents, receive annual cash incentive payments based on formulas tied to return on equity of their individual Bank. For 2006, Messrs. Stalnaker and White received cash incentive payments of approximately $93,000 and $63,000, respectively. These amounts were paid in January 2007.

Messrs. Pinner, Antal and Carefoot had no written or other cash based short-term annual incentive plans. However, cash incentive payments have been historically awarded to these executives by the Compensation Committee and the Board of Directors, at their discretion. In determining these discretionary cash awards, our Compensation Committee and Board of Directors considered our profitability and growth, our overall regulatory profile and ratings, asset quality and stock price performance. Cash incentive payments at our subsidiary Bank levels were also considered. For 2006, Messrs. Pinner, Antal and Carefoot received cash incentive payments of $125,000, $45,000 and $29,000, respectively. These amounts were paid in January 2007.

Beginning in 2007, our Compensation Committee has approved and implemented a series of closely related compensation incentive plans for each business unit that is highly correlated with our consolidated 2007 budget and three-year business plan. The basis of the strategy is to award incentive payments for growth, as well as current income.

For 2007, Messrs. Pinner, Antal and Carefoot will receive a cash award payment based on a goal of consolidated asset growth (measured as a targeted consolidated total average asset amount for the year) and consolidated income for the year (measured as return on total consolidated average assets (“ROA”)). The goal for 2007 is the operating budget for 2007 included in our three-year business plan. The base-line award payments are for 100% goal. However, reduced payments will be awarded on a downward graduated scale through 85% of goal, after which no cash incentive payments shall be awarded. Likewise, increased award payments will be paid for performance in excess of 100% of goal on an upward graduated basis with a ceiling of 110% of goal. Assuming 2007 actual results equal 100% of the asset growth goal and 100% of the ROA goal, Messrs. Pinner, Antal and Carefoot will receive a cash incentive payment of 44%, 27% and 22% of their base salaries, respectively. The maximum Messrs. Pinner, Antal and Carefoot could receive (assuming performance of 110% of goal or higher) is a cash incentive payment of 62%, 38% and 31% of their base salaries, respectively. The minimum amount each could receive is zero.

These plans remain as guidelines. No awards will be granted until approved by our Compensation Committee and/or Board of Directors and such awards may be adjusted at the discretion of the Compensation Committee and/or Board of Directors. The purpose of this type of cash awards is to motivate and retain our executives as well as reward performance consistent with our overall business strategy.

Incentive Stock Options. Our Compensation Committee and/or Board of Directors award incentive stock options (“ISOs”). Generally these awards are granted to our executives for the purpose of long-term incentives, as well as to more closely align the executive’s interest to our long-term interests. These options have a ten-year life with a three-year vesting period, with no flexibility. At our April 24, 2007 annual meeting, we will be asking our shareholders to approve a new option plan that will allow significantly greater flexibility, especially in the vesting periods. Our expectation is for new ISOs to have a longer vesting period, potentially as long as nine years, instead of three. We believe this will be a better tool to help us tie our executives to us and discourage our competitors from recruiting our best talent. We also believe that by granting long-term stock options to our executives, it better aligns the interest of the executives with the interest of our shareholders.

Change of Control and Severance Agreements. Each of our named executives has a Change of Control and Severance Agreement. The change in control payments are designed to mitigate against the impact that a change in control would have on our executives, particularly with respect to their employment prospects, responsibilities and compensation arrangements with any new purchaser of our organization. We believe that this gives our executives comfort and better aligns their interests with the strategic interest of our shareholders.

Split Dollar Agreements. Each of our named executives has a Split Dollar Agreement, whereby we purchased single premium life insurance on the executive. If the executive dies while still employed with us, his beneficiary is entitled to a benefit equal to fifty percent (50%) of the Net Death Proceeds. If death occurs after separation from service, and if, pursuant to the Split-Dollar Agreement, the executive has a Vested Insurance Benefit (as defined in the Agreement) at the date of death, the executive’s beneficiary is entitled to a benefit equal to ten percent (10%) of the Net Death Proceeds. We believe this is just another way of helping to retaining our executives.

Impact of Performance on Compensation

In 2006 our consolidated net income was $8,459,000, which was slightly higher than our goal of $8,432,000, and 34% higher than the previous year’s earnings of $6,330,000. We earned $0.75 per share (diluted) compared to $0.655 last year, an increase of 14.5%. Our total assets grew from $871,521,000 at December 31, 2005 to $1,077,102,000 at December 31, 2006, an increase of 23.6%. Our Compensation Committee considered the improvement in financial results, as well as our consummation of the acquisition of CenterState Bank Mid FL, the strategy of splitting our stock before the Russell measurement date which allowed for greater liquidity, our increased daily stock trading volume, and our signing a definitive agreement to acquire Valrico State Bank, which is expected to close in April 2007. The Committee also reviewed survey results comparing our executives’ compensation with that of similar financial institutions. After a careful and thoughtful discussion and analysis, the Compensation Committee and the Board of Directors approved the following salary adjustments and cash bonus payments for CEO Pinner, CFO Antal, COO Carefoot and our subsidiary Bank Presidents Stalnaker and White.

Base Salary. The annual base salary of Ernest S. Pinner, President, Chief Executive Officer and Chairman of the Board was increased from $250,000 to $285,000 effective January 1, 2007.

The annual base salary of James J. Antal, Senior Vice President, Chief Financial Officer and Corporate Secretary was increased from $148,500 to $169,500 effective January 1, 2007.

The annual base salary of George H. Carefoot, Senior Vice President, Chief Operations Officer and Treasurer was increased from $159,600 to $166,100 effective January 1, 2007.

The annual base salary of James S. Stalnaker, Jr., President and Chief Executive Officer of CenterState Bank West Florida was increased from $168,400 to $175,100.

The annual base salary of Thomas E. White, President and Chief Executive Officer of CenterState Bank Central Florida was increased from $164,900 to $171,500.

Profit Sharing. For 2006, Messrs. Stalnaker’s and White’s Banks earned an amount that equated to approximately a 20.3% and 17.2% return on beginning equity, respectively. Based on their plans, they received profit sharing awards of 10% and 8% of their qualifying salaries, respectively. These amounts were deposited into their 401(K) accounts early in 2007. If Messrs. Stalnaker’s and White’s Banks earn 100% of their 2007 net income goal (19.2% and 16.8% return on beginning equity, respectively), they would receive profit sharing awards of 10% and 8% of their qualifying salaries, respectively. Under their current plans, the maximum amount they could receive in any one year is 10%, and the minimum is 0%.

At the discretion of our Compensation Committee after consideration of our 2006 performance, as discussed above, Messrs. Pinner, Antal and Carefoot each received profit sharing awards of 6% of their qualifying salaries. These amounts were deposited into their 401(K) accounts early in 2007. Beginning in 2007, Messrs. Pinner, Antal and Carefoot may receive a profit sharing award based on a goal of consolidated asset growth (measured as a targeted consolidated total average asset amount for the year) and consolidated income for the year (measured as return on total consolidated average assets (“ROA”)). The goal for 2007 is the operating budget for 2007 included in our three-year business plan. If 2007 actual results are between 93% and 110.9% of goal, Messrs. Pinner, Antal and Carefoot will each receive a profit sharing award equal to 6% of their qualifying salaries to be deposited in their respective 401(K) accounts. Under the current plan, the maximum amount they could receive in any one year is 10%, and the minimum is 0%.

Cash Based Short-Term Annual Incentives. For 2006, Messrs. Stalnaker’s and White’s Banks earned an amount that equated to approximately a 20.3% and 17.2% return on beginning equity, respectively. Based on their plans, they received cash incentive payments of approximately $93,000 and $63,000, respectively. These amounts were paid in January 2007. If Messrs. Stalnaker’s and White’s Banks earn 100% of their 2007 net income goal (19.2% and 16.8% return on beginning equity, respectively), they could receive cash incentive payments next year of approximately $100,000 and $68,000, respectively. At first glance, it may not seem logical that if the Bank’s return on equity decreases, the incentive payment to the President should increase. The reason is because the equity (denominator) is increasing. Another way of looking at this is relating the issue to the net income of the Bank. These two Banks had a combined net income of approximately $6,684,000 for 2006. If each of these two Banks earns 100% of their 2007 goals (i.e. 19.2% and 16.8% return on beginning equity, respectively), they will have a combined net income of approximately $7,894,000 in 2007. This will result in an increase in net income of approximately $1,210,000, or 18%. The combine payments to the two Presidents will increase by an aggregate of approximately $12,000, or approximately 8%.

For 2006, Messrs. Pinner, Antal and Carefoot did not have a cash based short-term annual incentive plan, but historically received cash based incentive payments at the discretion of our Compensation Committee and/or Board of Directors. In arriving at their decision, our Committee considered the improvement in our earnings, the growth of our balance sheet, the quality of our assets, our regulatory ratings and/or profile, our stock performance, the acquisition of CenterState Mid FL and the upcoming acquisition of Valrico State Bank. The Committee also reviewed survey results comparing compensation of similar publicly traded financial institutions. After a careful and thoughtful discussion and analysis, the Committee approved cash incentive payments of $125,000, $45,000 and $29,000 for CEO Pinner, CFO Antal, and COO Carefoot, respectively. These amounts were paid in January 2007.

Incentive Stock Options. We have granted incentive stock options to the named executives in past years and all of these executives have unexercised options outstanding at December 31, 2006. We did not grant any incentive stock options to any of the named executives during 2006.

Change of Control and Severance Agreements. Our Company was formed in June 2000 with the merger of our initial three Banks. At December 31, 2000, the date of the first audited consolidated balance sheet as a combined company, our total consolidated assets approximated $310,000,000. Five years and one quarter later, we crossed over the $1 billion mark. Our earnings have been steadily increasing each year as we grow our business presence throughout Central Florida. Our entire executive team was a critical element for this success. As such, each of our named executives was awarded a Change of Control and Severance Agreement during 2006. We believe that this gives our executives comfort and better aligns their interest with the strategic interest of our shareholders. Upon a change in control, and pursuant to terms and conditions set forth in the Change of Control and Severance Agreements, each of the listed executives could receive certain cash payments as described at “Change of Control.”

Split Dollar Agreements. Through our subsidiary Banks, we have entered into Split-Dollar Agreements with Messrs. Pinner, Antal, Carefoot, Stalnaker and White. We purchased single premium life insurance on these executives, whereby, if the executive died while still employed with us, the executive’s beneficiary is entitled to a benefit equal to fifty percent (50%) of the Net Death Proceeds, as defined in and pursuant to the Split-Dollar Agreement. If death occurs after separation from service, and if, pursuant to the Split-Dollar Agreement, the executive has a Vested Insurance Benefit (as defined in the Agreement) at the date of death, the executive’s beneficiary is entitled to a benefit equal to ten percent (10%) of the Net Death Proceeds. The form of the Split Dollar Agreement was filed as Exhibit 10.1 to the Company’s Form 8-K dated January 11, 2006.

Post Termination Compensation and Benefits

Post-termination compensation and benefits for the named executives include life insurance pursuant to Split Dollar Agreements signed during January 2006 and Change of Control and Severance Agreements signed during July 2006. Both types of arrangements were discussed above. The named executives do not have employment contracts or any other type of employment agreements or arrangements, other than those discussed above. We do not have a defined benefit retirement plan or any other type of deferred compensation arrangement, other than the Split Dollar Agreements. We do have a 401(K) plan available to all employees including the named executives, whereby we match 100% of the first 3% and 50% of the next 2% of qualifying salary that an employee contributes into their 401(K) account.

Stock Ownership and Retention Guidelines

We do not have stock ownership requirements for any executive or any other employee or director.

Summary Compensation Table

The table below summarizes total 2006 compensation for our Principal Executive Officer, our Principal Financial Officer and our three other highest paid executive officers. Below this table and footnote explanation, is a subsidiary table listing the components of all other compensation.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ernest S. Pinner, Principal Executive Officer, Chairman, President, and Chief Executive Officer	2006	$250,000	$100,000	—	$349,000	(1)	—	—	$22,150	$721,150
James J. Antal, Principal Financial Officer, Senior Vice President, Chief Financial Officer, And Corporate Secretary	2006	$148,500	$45,000	—	$34,900	(2)	—	—	$19,561	$247,961
George H. Carefoot, Senior Vice President And Chief Operations Officer	2006	$159,600	$29,922	—	—		—	—	$21,776	$211,298
James S. Stalnaker, Jr., (4) Subsidiary Bank President And Chief Executive Officer (CenterState Bank West FL)	2006	$168,400	$56,271	—	$5,231	(3)	—	—	$26,624	$251,295
Thomas E. White, Subsidiary Bank President And Chief Executive Officer (CenterState Bank Central FL)	2006	$164,900	$52,315	—	—		—	—	$19,034	$236,249

(1)	Mr. Pinner received incentive stock options for 200,000 shares of common stock (post split basis) on December 14, 2004. The exercise price was the market value of the underlying stock at the grant date ($15.50 per share). The estimated value of the options were calculated using the Black-Scholes model as of the grant date incorporating the following variables and assumptions: ten year U.S. government treasury rate for the risk free rate at the date of grant (4.13%); dividend yield was calculated by dividing the dividend paid during the year of grant by the fair value of the underlying stock as of the grant date (0.77%); expected volatility was calculated as of the grant date (approximately 31.5); and an expected life of 10 years. The resulting estimated fair value calculated at the grant date was $1,396,000. The options are vested (exercisable) 25% at the date of grant and 25% per year thereafter.

(2)	Mr. Antal received incentive stock options for 20,000 shares of common stock (post split basis) on December 14, 2004. The exercise price was the market value of the underlying stock at the grant date ($15.50 per share). The estimated value of the options were calculated using the Black-Scholes model as of the grant date incorporating the following variables and assumptions: ten year U.S. government treasury rate for the risk free rate at the date of grant (4.13%); dividend yield was calculated by dividing the dividend paid during the year of grant by the fair value of the underlying stock as of the grant date (0.77%); expected volatility was calculated as of the grant date (approximately 31.5); and an expected life of 10 years. The resulting estimated fair value calculated at the grant date was $139,600. The options are vested (exercisable) 25% at the date of grant and 25% per year thereafter.
(3)	Mr. Stalnaker received incentive stock options for 5,000 shares of common stock (post split basis) on April 27, 2004. The exercise price was the market value of the underlying stock at the grant date ($9.95 per share). The estimated value of the options were calculated using the Black-Scholes model as of the grant date incorporating the following variables and assumptions: ten year U.S. government treasury rate for the risk free rate at the date of grant (4.40%); dividend yield was calculated by dividing the dividend paid during the year of grant by the fair value of the underlying stock as of the grant date (1.16%); expected volatility was calculated as of the grant date (approximately 30.3); and an expected life of 10 years. The resulting estimated fair value calculated at the grant date was $20,925. The options are vested (exercisable) 25% at the date of grant and 25% per year thereafter.
(4)	Mr. Stalnaker was a named executive officer during 2006 through his March 12, 2007 resignation date.

Salary and bonus comprises the following percentage of total compensation for each or our named executives as listed below.

Ernest S. Pinner, Principal Executive Officer, Chairman, President and Chief Executive Officer	49%
James J. Antal, Principal Financial Officer, Senior Vice President, Chief Financial Officer and Corporate Secretary	78%
George H. Carefoot, Senior Vice President and Chief Operations Officer	90%
James S. Stalnaker, Jr., Subsidiary Bank President and Chief Executive Officer (CenterState Bank West Florida, N.A.)	89%
Thomas E. White, Subsidiary Bank President and Chief Executive Officer (CenterState Bank Central Florida, N.A.)	92%

Subsidiary Table – All Other Compensation

Name and Principal Position	Year	Company Contributions to 401(k) Plan	Country Club Dues	Life Insurance Premiums Paid by Company	Split-Dollar Agreements relating to BOLI (“Bank Owned Life Insurance”)	Total
Ernest S. Pinner, Principal Executive Officer, Chairman, President, and Chief Executive Officer	2006	$12,540	$5,806	$1,548	$2,256	$22,150
James J. Antal, Principal Financial Officer, Senior Vice President, Chief Financial Officer and Corporate Secretary	2006	$12,561	$5,294	$677	$1,029	$19,561
George H. Carefoot, Senior Vice President and Chief Operations Officer	2006	$12,532	$4,782	$2,230	$2,232	$21,776
James S. Stalnaker, Jr., Subsidiary Bank President and Chief Executive Officer (CenterState Bank West FL)	2006	$19,615	$5,521	$792	$696	$26,624
Thomas E. White, Subsidiary Bank President and Chief Executive Officer (CenterState Bank Central FL)	2006	$16,135	$1,440	$769	$690	$19,034

Grants of Plan-Based Awards

We did not grant plan-based awards to any of the named executives during 2006 or in prior years. Our named executives have received incentive stock option grants in years prior to 2006, but they were not plan-based. These options were awarded at the discretion of the Compensation Committee and/or the Board of Directors.

Outstanding Equity Awards at December 31, 2006

The table below identifies each incentive stock option award granted to the named executives that remains outstanding at December 31, 2006. Pursuant to our Incentive Stock Option Plan, our Compensation Committee and/or Board of Directors may award incentive stock option grants (“ISOs”) to employees at their discretion. Options issued pursuant to our ISO plan are issued at an exercise price equal to the market value as of the grant date. The closing price of our common stock, as reported by NASDAQ, is used to determine market value. Each award has a ten year term and vests 25% at the date of grant and 25% each year thereafter (i.e. 100% vested in three years). Unexercised stock options terminate upon the termination of employment, except for death, disability or normal retirement, in which case they will terminate 90 days after termination date. We do not have any pre-determined dates, schedules, procedures or policies for granting ISOs. Grants are awarded at the discretion of our Compensation Committee and/or Board of Directors.

Outstanding Equity Awards at December 31, 2006

	Option awards						Stock awards
Name	Number of securities underlying unexercised options (#)	Number of securities underlying unexercised options (#)		Equity incentive plan awards: number of securities underlying unexercised unearned	Option exercise price	Option expiration	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not
	exercisable	unexercisable		options (#)	($)	date	(#)	($)	(#)	vested ($)
Ernest S. Pinner,	32,000	—		—	$6.405	04/02/11	—	—	—	—
Principal Executive Officer,	10,000	—		—	$9.75	01/14/13	—	—	—	—
Chairman, President, and	32,180	—		—	$7.46	06/20/10	—	—	—	—
Chief Executive Officer	150,000	50,000	(1)	—	$15.50	12/14/14	—	—	—	—
James J. Antal,	20,000	—		—	$6.405	04/02/11	—	—	—	—
Principal Financial Officer,	10,000	—		—	$9.755	12/09/13	—	—	—	—
Senior Vice President, Chief	15,000	5,000	(1)	—	$15.50	12/14/14	—	—	—	—
Financial Officer and
Corporate Secretary
George H. Carefoot,	20,000	—		—	$6.405	04/02/11	—	—	—	—
Senior Vice President and	270	—		—	$7.46	06/20/10	—	—	—	—
Chief Operations Officer
James S. Stalnaker, Jr.,	20,000	—		—	$6.405	04/02/11	—	—	—	—
Subsidiary Bank President	3,750	1,250	(2)	—	$9.95	04/27/14	—	—	—	—
and Chief Executive Officer
(CenterState Bank West FL)
Thomas E. White,	20,000	—		—	$6.405	04/02/11	—	—	—	—
Subsidiary Bank President
and Chief Executive Officer
(CenterState Bank Central FL)

(1)	These options will be vested and exercisable on December 14, 2007.
(2)	These options will be vested and exercisable on April 27, 2007

Option Exercises and Stock Vested

No options were exercised by any of our named executives during 2006. There were no stock awards acquired on vesting during 2006 by any of the named executives. There was vesting of incentive stock options during 2006. These were disclosed in our SUMMARY COMPENSATION TABLE and discussed in note (1) to that table.

Stock Option Plans

Our shareholders have authorized 730,000 common shares for employees pursuant to an incentive stock option and non-statutory stock option plan (the “1999 Plan”). Options are granted at fair market value of the underlying stock at date of grant. Each option expires ten years from the date of grant. Options become 25% vested immediately as of the grant date and continue to vest at a rate of 25% on each anniversary date thereafter. At December 31, 2006, there were 104,760 shares available for future grants. In addition to the 1999 Plan, CenterState has assumed and converted the stock option plans of its subsidiary banks consistent with the terms and conditions of their respective merger agreements. These options are all vested and exercisable. At December 31, 2006, they represented exercisable options on 192,662 shares of CenterState’s common stock.

In 2004, CenterState shareholders authorized an employee stock purchase plan (“ESPP”). The number of shares of common stock for which options may be granted pursuant to the ESPP is 400,000, which amount shall be increased on December 31 of each year for an amount equal to 6% of the increase in the outstanding shares of common stock from January 1 of each calendar year. As of December 31, 2006, there were no grants outstanding pursuant to this plan.

All of our equity compensation plans have been approved by our shareholders. If our shareholders approve the CenterState 2007 Equity Incentive Plan (see, Proposal Two: Approval of CenterState 2007 Equity Incentive Plan), management intends to freeze the 1999 Plan and the ESPP and no longer grant future awards from either plan.

A summary of the status of our stock option plans at December 31, 2006 is presented below:

	December 31, 2006
	Number	Weighted Average Exercise Price
Stock Options
Options outstanding, beginning of period	706,918	$10.43
Granted	31,500	$18.56
Exercised	(73,638)	$6.34
Forfeited	0	$0.00
Options issued pursuant to CenterState Mid FL merger agreement	77,456	$12.62

Options outstanding, end of period	742,236	$11.41

Options exercisable at end of period	638,611	$10.61

Weighted average fair value of options granted during the period per share	$8.35

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Officer and employee stock option plan including assumed stock options issued by CenterState Holding Company subsidiary banks that were outstanding as of the time of their acquisition	742,236	$11.41	104,760
Employee Stock Purchase Plan	-0-	-0-	606,698
Equity compensation plans not approved by security holders:	-0-	-0-	-0-

Total	742,236	$11.41	711,458

Pension Benefits

We do not have a defined benefit retirement or pension plan, and do not have a nonqualified defined contribution or other nonqualified deferred compensation plans.

Change in Control

Our named executive officers do not have employment agreements. Messrs. Pinner and Antal have single trigger Change of Control and Severance Agreements which include a change in control payment of 2.5 times base annual salary. Messrs. Pinner and/or Antal may be entitled to an additional payment (i.e. a “Gross-Up Amount”) if either is subject to additional taxes within the meaning of Section 280G(b) of the Internal Revenue Code of 1986 (or any other amended or successor provisions) or is subject to the tax imposed pursuant to Section 4999 of the Internal Revenue Code of 1986 (or any other amended or successor provisions). The form of the Change in Control and Severance Agreement for Messrs. Pinner and Antal was filed as Exhibit 10.1 to our Form 8-K dated July 12, 2006.

Messrs. Carefoot, Stalnaker and White have modified single trigger Change of Control and Severance Agreements which include a potential change in control payment that provides that if within one year following a Change in Control the employment of the executive is terminated (i) by the acquirer or its subsidiaries, as the case may be, for any reason other than Cause (as defined), or (ii) by the executive for Good Reason (as defined), then on or before the effectiveness of such termination, the acquirer shall pay the executive 2.5 times the executive’s annual base salary. Messrs. Carefoot, Stalnaker and White will serve for one year following the change in control at the request of the acquirer as long as employment is not terminated by the executive for Good Reason or by the employer for Cause. On the first day immediately following one year service after the change in control, the executive has the option

(one time option) to terminate his employment, for any reason, and to receive a lump sum cash payment equal to 2.5 times the executive’s annual base salary. Messrs. Carefoot, Stalnaker and White may also receive an additional payment (i.e. a “Gross-Up Amount”) if the executive is subject to additional taxes within the meaning of Section 280G(b) of the Internal Revenue Code of 1986 (or any other amended or successor provisions) or is subject to the tax imposed pursuant to Section 4999 of the Internal Revenue Code of 1986 (or any other amended or successor provisions). The form of the Change in Control and Severance Agreement for Messrs. Carefoot, Stalnaker and White was filed as Exhibit 10.2 to our Form 8-K dated July 12, 2006.

Assuming a change in control occurred on December 31, 2006, our named executives would be eligible, pursuant to their Change in Control and Severance Agreements described previously, for cash payments as follows:

name and principle position	cash payment pursuant to Change in Control and Severance Agreement
Ernest S. Pinner Principal Executive Officer, Chairman, President and Chief Executive Officer (includes $209,000 payment for excise tax Gross-up Amount)	$834,000
James J. Antal Principal Financial Officer, Senior Vice President, Chief Financial Officer and Corporate Secretary	$371,250
George H. Carefoot Senior Vice President, Chief Operations Officer and Treasurer	$399,000
James S. Stalnaker, Jr. Subsidiary Bank President and Chief Executive Officer CenterState Bank West Florida	$421,000
Thomas E. White Subsidiary Bank President and Chief Executive Officer CenterState Bank Central Florida	$412,250

DIRECTOR COMPENSATION

We have 13 directors, one of whom is also a named executive officer. Ernest S. Pinner is our Principal Executive Officer, President and CEO. Mr. Pinner is also a director and he is Chairman of our Board of Directors. Mr. Pinner does not receive any director fees. The remaining 12 directors received fees for attending board meetings and for committee meetings for 2006 as listed below.

Board of Director fees

Each director received a fee of $600 for each meeting attended. They each received a fee of $125 for any telephonic meeting in which they participated. We do not pay retainer fees to any of our directors except those members of the audit committee described below.

Audit Committee fees

Members of our audit committee each received a fee of $700 per meeting attended on days other than board of directors meeting days. If the meeting was held on the same day as a board of directors meeting, they received a fee of $400 for each meeting attended. Each member also received a fee of $200 for each telephonic meeting in which they participated. Commencing July 1, 2006, each of the committee members began receiving quarterly retainer fees in addition to meeting fees. The chairman of the audit committee receives a quarterly retainer fee of $2,500 and the other two members receive quarterly retainer fees of $2,000 each. Beginning January 1, 2007, the designated “financial expert” member of the committee, as defined by the Sarbanes-Oxley Act of 2002, receives a quarterly retainer fee of $12,000 but will no longer receive fees for committee meetings attended.

Compensation Committee fees

Members of our compensation committee each received a fee of $300 for each meeting attended on days other than board of directors meeting days. If the meeting is held on the same day as a board of directors meeting, each member received a fee of $200 for each meeting attended. Each member also received a fee of $100 for each telephonic meeting in which they participated.

Nominating Committee fees

Members of our nominating committee each received a fee of $300 for each meeting attended on days other than board of directors meeting days. If the meeting is held on the same day as a board of directors meeting, each member received a fee of $200 for each meeting attended. Each member also received a fee of $100 for each telephonic meeting in which they participated.

Loan Committee fees

Members of our loan committee each received a fee of $300 for each meeting attended on days other than board of directors meeting days. If the meeting is held on the same day as a board of directors meeting, each member received a fee of $200 for each meeting attended. Each member also received a fee of $200 for each telephonic meeting in which they participated. Chairman Pinner is a member of this committee, but does not receive any fees.

Strategic Planning Committee fees

Members of our strategic planning committee each received a fee of $300 for each meeting attended on days other than board of directors meeting days. If the meeting is held on the same day as a board of directors meeting, each member received a fee of $200 for each meeting attended. Each member also received a fee of $100 for each telephonic meeting in which they participated. Chairman Pinner is a member of this committee, but does not receive any fees.

Other Director fees

Several of our directors are also directors of one or more of our subsidiary Banks. Directors of our subsidiary Banks also receive board of director fees for serving on that subsidiary Bank’s board of directors and/or board of director committees. Subsidiary Bank board fees paid to our directors during 2006 totaled $26,050 and our included in the DIRECTOR COMPENSATION TABLE below.

Our Board of Directors held nine meetings during 2006. Four were in person and five by telephone. Each incumbent director attended at least 75% of our aggregate Board of Director and committee meetings held during the period for which he or she has been a director except; Terry W. Donley (71% or eleven out of sixteen), Samuel L. Lupfer (67% or six out of nine), Rulon D. Munns (60% or three out of five), Thomas E. Oakley (64% or fifteen out of twenty-three) and Gail Gegg-Strimenos (60% or three out of five).

The tables below summarize the number of board meetings and principal committee meetings held during 2006 and the attendance record of each of our directors.

Board of Directors Meetings

	number of meetings held			number of meetings attended
Board of Directors	in person	by telephone	total	in person	by telephone	total
Ernest S. Pinner (chairman)	4	5	9	4	5	9
James H. Bingham	4	5	9	3	4	7
G. Robert Blanchard, Jr.	4	5	9	3	3	6
Terry W. Donley	4	5	9	1	5	6
Frank M. Foster, Jr. (1)	4	5	9	2	3	5
Gail Gregg-Strimenos (1)	4	5	9	2	1	3
Bryan W. Judge, Jr.	4	5	9	4	3	7
Samuel L. Lupfer, IV	4	5	9	3	3	6
Lawrence W. Maxwell	4	5	9	3	4	7
Rulon D. Munns (1)	4	5	9	2	1	3
G. Tierso Nunez, II	4	5	9	4	3	7
Thomas E. Oakley	4	5	9	2	4	6
J. Thomas Rocker	4	5	9	4	4	8

(1)	These individuals were appointed directors effective in July 2006.

Audit Committee Meetings

	number of meetings held			number of meetings attended
audit committee members	in person	by telephone	total	in person	by telephone	Total
J. Thomas Rocker (chairman)	7	4	11	7	4	11
Thomas E. Oakley	7	4	11	4	2	6
G. Tierso Nunez, II (financial expert)	7	4	11	7	4	11
G. Robert Blanchard, Jr. (2)	7	4	11	4	1	5

(2)	Director Blanchard resigned from the audit committee in April 2006.

Compensation Committee Meetings

	number of meetings held			number of meetings attended
compensation committee members	in person	by telephone	total	in person	by telephone	Total
Terry W. Donley (chairman)	2	—	2	2	—	2
Bryan W. Judge, Jr.	2	—	2	2	—	2
Thomas E. Oakley	2	—	2	2	—	2
J. Thomas Rocker	2	—	2	2	—	2

Nominating Committee Meetings

	number of meetings held			number of meetings attended
nominating committee	in person	by telephone	total	in person	by telephone	Total
Thomas E. Oakley (chairman)	1	—	1	1	—	1
James J. Bingham	1	—	1	1	—	1
Terry W. Donley	1	—	1	1	—	1

Our director compensation for 2006 is shown below in the Director Compensation Table. Ernest S. Pinner is a director and chairman of the board, but he is not shown in the table below. Mr. Pinner’s total compensation is listed in the Summary Compensation Table for our named executives. Mr. Pinner does not receive any director fees or committee fees.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
James H. Bingham	$6,600	—	—	—	—	—	$6,600
G. Robert Blanchard, Jr.	$6,300	—	—	—	—	—	$6,300
Terry W. Donley	$5,675	—	—	—	—	—	$5,675
Frank M. Foster, Jr.	$3,125	—	—	—	—	—	$3,125
Gail Gregg-Strimenos	$1,325	—	—	—	—	—	$1,325
Bryan W. Judge, Jr.	$8,425	—	—	—	—	—	$8,425
Samuel L. Lupfer, IV	$5,375	—	—	—	—	—	$5,375
Lawrence W. Maxwell	$4,950	—	—	—	—	—	$4,950
Rulon D. Munns	$1,325	—	—	—	—	—	$1,325
G. Tierso Nunez II	$11,825	—	—	—	—	—	$11,825
Thomas E. Oakley	$12,050	—	—	—	—	—	$12,050
J. Thomas Rocker	$16,050	—	—	—	—	—	$16,050

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
Terry W. Donley, Chairman
Bryan W. Judge, Jr.
Thomas E. Oakley
J. Thomas Rocker

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Donley, Rocker, Oakley and Judge, all of whom are independent non-management directors. None of the Compensation Committee members has served as an officer or employee of the Company, and none of the Company’s executive officers has served as a member of a compensation committee or board of directors of any entity, which has an executive officer or director serving as a member of the Company’s Board of Directors.

CERTAIN RELATED TRANSACTIONS

Our subsidiary Banks have outstanding loans to certain of our directors, executive officers, their associates and members of the immediate families of such directors and executive officers. These loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with the banks and did not involve more than the normal risk of collectibility or present other unfavorable features.

Our Board of Directors has adopted a written policy with respect to related party transactions. For the purpose of the policy, a “related party transaction” is a transaction in which we participate and in which any related party has a direct or indirect interest, other than (i) transactions available to all employees or customers generally, (ii) transactions involving less than $25,000 when aggregated with all similar transactions, or (iii) loans made by our subsidiary Banks in the ordinary course of business, on substantially the same terms, including rates and collateral as those prevailing at the time for comparable loans with persons not related to the lending Bank, and not involving more than a normal risk of collectability or presenting other unfavorable features.

Under the policy, any related party transaction may be consummated or may continue only if (i) our Audit Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, (ii) the transaction is approved by the disinterested members of our Board of Directors, or (iii) the transaction involves compensation that has been approved by our Compensation Committee.

The current policy was formalized and adopted in March 2007. A copy of this policy is included as Appendix F. All related party transactions since January 1, 2006 which were required to be reported in this Proxy Statement were approved by either the Board of Directors or the Board of Directors of the subsidiary Bank at which the transaction occurred, except the transaction with the technology company controlled by Director Blanchard which was approved by the Company’s technology officer.

We purchase substantially all of our business insurance from a company at which director Lupfer is a divisional president and in which he has an ownership interest. During 2006, we committed to a one year property and liability insurance package for approximately $134,000. We make monthly installment payments on this policy which totaled approximately $56,000 during 2006. In addition, we purchased a three year prepaid Financial Institution Bond insurance policy and a three year prepaid Director and Officer Liability insurance policy in 2004. Each of these two policies covers a three year period between 2004 and 2007. The combined premium payment for these two policies was approximately $150,000 which was prepaid in 2004. The related annual amortization approximates $50,000 per year.

We also have various business relationships with director Maxwell. Several branch offices are leased from Mr. Maxwell or companies he controls. During 2006, we paid approximately $177,000 in lease payments to director Maxwell, or companies he controls. In February 2006, we purchased land for a future branch site and corporate office from Mr. Maxwell. The total purchase price was approximately $1,700,000 which was supported by a third party appraisal.

Also during 2006, we paid approximately $41,000 in fees for technology information related services to a company which director Blanchard controls.

NOMINATING COMMITTEE

We have established a nominating committee of the Board of Directors consisting of Messrs. Oakley (Chairman), Bingham and Donley, each of whom is an independent director as defined under the rules of the National Association of Securities Dealers. The committee held one meeting for 2006. The nominating committee operates pursuant to a written charter that has the exclusive right to recommend candidates for election as directors to the Board. A copy of this charter is included as Appendix A to this Proxy Statement. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experience, their business and social perspective, concern for the long-term interests of the shareholders, and personal integrity and judgment. In addition, candidates must be aware of the director’s vital part in our good corporate citizenship and corporate image, have time available for meetings and consultation on CenterState matters, and be willing to assume broad, fiduciary responsibility. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. The nominating committee will review the qualifications and backgrounds of the directors, as well as the overall composition of the Board, and recommend to the full Board the slate of directors to be nominated for election at the annual meeting of shareholders. The nominating committee will consider director candidates recommended by shareholders, provided the recommendation is in writing and delivered to our President at our principal executive offices not later than the close of business on the 120th day prior to the first anniversary of the date on which we first mailed our proxy materials to shareholders for the preceding year’s annual meeting of shareholders. The nomination and notification must contain the nominee’s name, address, principal occupation, total number of shares owned, consent to serve as a director, and all information relating to the nominee and the nominating shareholder as would be required to be disclosed in solicitation of proxies for the election of such nominee as a director pursuant to the Securities and Exchange Commission’s proxy rules. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not.

Our Board has adopted a formal process by which shareholders may communicate with the Board. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to our Board of Directors at 1101 First Street South, Suite 202, Winter Haven, Florida 33880, attention: President and Chief Executive Officer. All communications will be compiled by the President and Chief Executive Officer and submitted to the members of the Board. We do not have a policy that requires directors to attend the Annual Meeting. All members of the Board attended last year’s Annual Meeting, except for Messrs. Donley and Oakley.

AUDIT COMMITTEE REPORT

Our Board of Directors has an Audit Committee which consists of Messrs. Rocker, Oakley, Nunez and Blanchard, each of whom is an independent director pursuant to the independence standards of the Sarbanes-Oxley Act of 2002, and as defined under the rules of the National Association of Securities Dealers. Mr. Nunez, has been designated a “financial expert” pursuant to the provisions of the Sarbanes-Oxley Act of 2002. The board of directors has deemed Mr. Nunez properly qualified and that he meets the criteria for “financial expert” as defined by the Sarbanes-Oxley Act of 2002, which basically is limited to those who have prepared or audited comparable company financial statements. The Committee held 11 meetings during 2006. The Audit Committee of the Board is responsible for providing independent, objective oversight and review of our accounting functions and internal controls. The Audit Committee is governed by a written charter adopted and approved by the Board of Directors. A copy of this Audit Committee charter is included as Appendix B to this Proxy Statement.

The responsibilities of the Audit Committee include recommending to the Board an auditing firm to serve as our independent auditors. The Audit Committee also, as appropriate, reviews and evaluates, and discusses and consults with our management, our internal audit personnel and the independent auditors regarding the following:

•	the plan for, and the independent auditors’ report on, each audit of our financial statements

•	changes in our accounting practices, principles, controls or methodologies, or in our financial statements, and recent developments in accounting rules

This year the Audit Committee reviewed the Audit Committee Charter and, after appropriate review and discussion, the Audit Committee determined that the Committee had fulfilled its responsibilities under the Audit Committee Charter. The Audit Committee also considered and concluded that the independent auditor’s provision of non-audit services in 2006 was compatible with applicable independence standards.

Management is responsible for the preparation and presentation of our financial statements and its overall financial reporting process and, with the assistance of our internal auditors, for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws.

The Audit Committee is responsible for recommending to the Board that our financial statements be included in our annual report. The Committee took a number of steps in making this recommendation for 2006. First, the Audit Committee discussed with our independent auditors, those matters the auditors communicated to the Audit Committee under applicable auditing standards, including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed the auditor’s independence with the auditors and received a letter from the auditors regarding independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure informed the Audit Committee of the auditor’s independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed with our management and the auditors, our audited financial statements as of, and for the year ended, December 31, 2006.

Based on the discussions with the auditors concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to our Board that our Annual Report on Form 10-K include these financial statements.

Audit Committee
G. Tierso Nunez II
Thomas E. Oakley
J. Thomas Rocker, Chairman

INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has the authority to select the independent public accountants to audit our consolidated financial statements for the current year ending December 31, 2006. On April 4, 2006, we dismissed KPMG LLP as our accountants and retained the accounting firm of Crowe Chizek and Company LLC. The decision was approved by our Audit Committee. KPMG LLP’s report on our financial statements for 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion nor was such report qualified or modified as to audit scope or accounting principle. The audit reports of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of our consolidated financial statements for each of the fiscal years ended December 31, 2005 and 2004 and the subsequent interim period preceding the change in our accountants, there were no disagreements with the former accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure, which disagreement or disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make a reference to the subject matter of the disagreement in connection with their report, and there were no reportable events. The Board anticipates that a representative of Crowe Chizek and Company LLC will be present at the Annual Meeting and will be given the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions from the shareholders. KPMG LLP served as our independent auditors between 1999 through 2005.

Fees Paid to the Independent Auditor

The following sets forth information on the fees paid by us to KPMG LLP for 2005, and to Crowe Chizek and Company LLC for 2006.

	2006	2005
Audit fees	$189,150	$296,263
Audit-related fees	—	—
Tax fees	16,800	—

Subtotal	205,950	296,263
All other fees	5,000	—

Total fees	$210,950	$296,263

Services Provided by KPMG LLP and Crowe Chizek and Company LLC

All services rendered by KPMG LLP in 2005, and Crowe Chizek and Company LLC (“Crowe Chizek”) in 2006 were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee. (The Audit Committee’s pre-approval policy with respect to non-audit services is set forth as Appendix C to this proxy statement.) Pursuant to SEC rules, the fees paid to KPMG LLP and Crowe Chizek for services are disclosed in the table above under the categories listed below.

1)	Audit Fees – These are fees for professional services performed for the audit of our annual financial statements and review of financial statements included in our 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements. The table below compares 2006 Audit Fees to 2005.

	2006	2005
Financial statement audit and review of financial statements included in CenterState’s 10-Q filings and services related to Section 404 of the Sarbanes-Oxley Act of 2002, audit of internal controls over financial Reporting	$189,150	$231,263
Services relating to CenterState’s 2005 stock offering	—	52,500
Services relating to CenterState’s amended Form 10-K/A	—	2,500
Services relating to CenterState’s acquisition of CenterState Bank Mid Florida	—	10,000

Total Audit Fees	$189,150	$296,263

2)	Audit-Related Fees – These are fees for assurance and related services performed that are reasonably related to the performance of the audit or review of our financial statements. No such services were performed in 2006 or 2005.

3)	Tax Fees – These are fees for professional services performed by KPMG LLP and Crowe Chizek with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for us and our consolidated subsidiaries; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items. Prior to 2006, Crowe Chizek performed these services for us. Effective with terminating KPMG LLP as our independent auditors and appointing Crowe Chizek early in 2006, we engaged a separate independent accounting firm that performs all of our tax related work previously performed by Crowe Chizek. In 2006, we made payments totaling $16,800 to Crowe Chizek for 2005 tax related work.

4)	All Other Fees – These are fees for other permissible work performed by KPMG LLP and Crowe Chizek that do not meet the above category descriptions. No such services were performed in 2005.

These services are actively monitored (both as to spending level and work content) by our Audit Committee to maintain the appropriate objectivity and independence in the core work of Crowe Chizek, who are the auditors of our consolidated financial statements.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Proposals of our shareholders intended to be presented at our 2008 Annual Meeting of Shareholders must be received by us at our principal executive office on or before December 1, 2007, in order to be included in our proxy statement and form of proxy relating to the 2008 Annual Meeting of Shareholders.

SECTION 16(a) REPORTING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of CenterState common stock, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. To our knowledge, based solely upon a review of forms furnished to us or written representations that no other reports were required, we believe that during the year ended December 31, 2006, all Section 16(a) filings applicable to our officers and directors were complied with in a timely fashion, except for the following Form 4 reports that were filed late:

Name of Section 16(a) filer	purchase or sale	number of shares	number of days late
Director James H. Bingham	purchase	992	6
	purchase	900	5
	purchase	413	4
	purchase	187	1
Director Bryan W. Judge, Jr.	purchase	1,400	3
Director Lawrence W. Maxwell	purchase	36,531	1
Executive Officer Thomas E. White	sale	703	1

We acquired CenterState Bank Mid Florida (“Mid FL”) on March 31, 2006 for a combination of cash and shares of CenterState common stock. Several of our directors and executive officers were shareholders of Mid FL. These ownership relationships were fully disclosed in our Registration Statement on Form S-4 and Joint Proxy Statement and Prospectus. Although, the actual exchange of stock did not occur until the Mid FL shareholder surrendered his/her Mid FL certificates in exchange for CenterState certificates, the exchange was deemed to occur on March 31, 2006. The related Form 4 reports were filed 13 days late, on April 21, 2006. The directors and executive officers that were affected are listed below along with the related number of shares.

Ernest S. Pinner, Chief Executive Officer, President and Chairman of the Board of Directors	332 shares
James H. Bingham, director	901 shares
J. Thomas Rocker, director	554 shares
Lawrence W. Maxwell, director	44,384 shares
Thomas E. Oakley, director	5,548 shares
James J. Antal, Chief Financial Officer	554 shares

OTHER INFORMATION

Proxy Solicitation

The cost of soliciting proxies for the Annual Meeting will be paid by us. In addition to solicitation by use of the mail, proxies may be solicited by our directors, officers, and employees in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made to furnish copies of proxy materials to custodians, nominees, fiduciaries and brokerage houses for forwarding to beneficial owners of CenterState common stock. Such persons will be paid for reasonable expenses incurred in connection with such services.

Miscellaneous

Our management does not know of any matters to be brought before the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named as proxies in the enclosed form of proxy and acting thereunder will vote on such matters in accordance with the recommendation of our Board of Directors.

Upon the written request of any person whose proxy is solicited by this proxy statement, we will furnish to such person without charge (other than for exhibits) a copy of our Annual Report on Form 10-K for its fiscal year ended December 31, 2006, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Written requests may be made to CenterState Banks of Florida, Inc., 1101 First Street South, Suite 202, Winter Haven, FL 33880, Attention: James J. Antal.

Appendix A

CENTERSTATE BANKS OF FLORIDA, INC.

CHARTER OF NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS

COMPOSITION

The Nominating Committee (the “Committee”) of the Board of Directors of CenterState Banks of Florida, Inc., a Florida corporation (the “Company”), shall consist of at least two (2) independent members of the Board of Directors of the Company (the “Board”).

Each member shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board and shall meet, as applicable, the standards for independence set forth in the rules and regulations of the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market (“Nasdaq”).

The Board shall appoint the members of the Committee and the Committee chairperson. The Board may remove any Committee member at any time.

PURPOSE

The purpose of the Committee shall be to:

•	Identify, review and evaluate candidates to serve as directors of the Company and recommend director candidates to the Board.

•	Serve as a focal point for communication between candidates, non-committee directors and the Company’s management.

•	Determine whether existing directors should be re-nominated.

•	Make other recommendations to the Board regarding affairs relating to the directors of the Company.

OPERATING PRINCIPLES AND PROCESSES

In fulfilling its functions and responsibilities, the Committee should give due consideration to the following operating principles and processes:

•

Communication - Regular and meaningful contact with the Chairman of the Board, other committee chairpersons, members of senior management and independent professional advisors to the Board and its various committees, as applicable, is important for strengthening the Committee’s knowledge of relevant current and prospective corporate governance issues.

•

Resources - The Committee shall be authorized to access such internal and, in consultation with senior management, external resources as the Committee deems necessary or appropriate to fulfill its defined responsibilities, including engagement of independent legal counsel, consultants and other professional advisors, as well as executive search firms to help identify director candidates. The Committee shall have sole authority to approve fees, costs and other terms of engagement of such outside resources.

•

Meeting Agendas - Committee meeting agendas shall be the responsibility of the Committee chairperson with input from the Committee members and other members of the Board as well as, to the extent deemed appropriate by the chairperson, from members of senior management and outside advisors.

•	Committee Meeting Attendees - The Committee shall be authorized to require members of senior management and to request that outside counsel and other advisors attend Committee meetings.

•

Reporting to the Board of Directors - The Committee, through the Committee chairperson, shall report all material activities of the Committee to the Board from time to time, or whenever so requested by the Board.

•

Other Functions - The Committee shall have the authority to perform such other functions, and shall have such powers, as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder.

FUNCTIONS AND AUTHORITY

The operation of the Committee will be subject to the provisions of the Bylaws of the Company and the Florida Business Corporation Act, each as in effect from time to time. The Committee will have the full power and authority to carry out the following primary responsibilities:

•

Criteria for Board Membership; Director Nominations - The Committee, in consultation with the Chairman of the Board, has the primary responsibility for identifying, evaluating, reviewing and recommending qualified candidates to serve on the Board, including consideration of any potential conflicts of interest. The Committee shall also have the primary responsibility, following the Board assessment provided for below, for evaluating, reviewing and considering the recommendation for nomination of current Directors for reelection to the Board. The selection of nominees for Director to be presented to the stockholders for election or reelection, and the selection of new Directors to fill vacancies and newly created directorships on the Board, shall be made by the full Board based on the recommendations of the Committee.

•

Board Assessment - The Committee shall periodically review, discuss and assess the performance of the Board, seeking input from senior management, the full Board and others. The assessment shall include evaluation of the performance of the members of the Board of Directors, individually and collectively, the Board’s contribution as a whole, specific areas in which the Board and/or management believe better contributions could be made, and overall Board composition and makeup, including whether it is desirable for each member of the Board to continue to serve on the Board based upon the designated functional needs of the Board. The factors to be considered shall include whether the Directors, both individually and collectively, can and do provide the skills and expertise appropriate for the Company. The Committee shall also consider and assess each Director’s satisfaction of the criteria established for Board membership or membership on any committee of the Board, including the independence of Directors and whether a majority of the Board continue to be independent from management, in both fact and appearance as well as within the meaning prescribed by SEC or Nasdaq. The results of such assessments shall be provided to the Board for further discussion as appropriate.

•

Director Change of Position - The Committee shall review and make recommendations to the Board regarding the continued service of a Director in the event (i) an employee Director’s employment with the Company is terminated for any reason or (ii) a nonemployee Director changes his/her primary job responsibility or primary employer since the time such Director was most recently elected to the Board. In this regard, the Committee may consider the establishment of procedures for retirement or resignation of Directors under such circumstances.

•

Stockholder Communications, Proposals and Nominations - The Committee shall, if deemed advisable, establish a process for reviewing and considering stockholder communications, and proposals submitted by stockholders that relate to corporate governance matters, including stockholder nominations for directors and/or stockholder suggestions for director nomination. The Committee shall review and make recommendations to the Board regarding any such proposal, nomination or suggestion for nomination. If the Committee establishes a process for reviewing and considering stockholder communications, such process shall be submitted for approval by a majority of the independent directors of the Company.

•

Procedures for Handling Complaints - The Committee shall oversee, and, if deemed advisable, develop procedures for handling the receipt, retention and treatment of complaints received by the Company (whether initiated by employees of the Company or outside third parties) with respect to legal and regulatory compliance matters.

•	Qualified Legal Compliance Committee - The Committee shall act as the Company’s Qualified Legal Compliance Committee within the meaning of 17 CFR Part 205.2(k).

MEETINGS

The Committee will hold at least one regular meeting per year and additional regular or special meetings as its members deem necessary or appropriate. Meetings may be called by the Chairman of the Committee or the Chairman of the Board.

MINUTES AND REPORTS

Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee will report to the Board from time to time, or whenever so requested by the Board. In addition, the Chairman of the Committee or his or her delegate shall be available to answer any questions the other directors may have regarding the matters considered and actions taken by the Committee.

Appendix B

CENTERSTATE BANKS OF FLORIDA, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. Committee Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors of CenterState Banks of Florida, Inc. (“the Company), each of whom shall be independent directors as determined in accordance with the Rules of Nasdaq Stock Market. All members of the Committee shall have an understanding of fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. When possible, Committee members shall be evenly elected from the various subsidiary banks.

The members of the Committee shall be appointed by the Company’s Chairman and shall hold office until they resign or are removed, or until their respective successors shall be duly appointed. The Company’s Chairman may also select a Chairperson and a Secretary. Unless the Company’s Chairman appoints a Chairperson and a Secretary, the members of the Committee may designate these positions by a majority vote of the full Committee membership.

II. Meetings

The Committee shall meet at least twice each year, and at such additional times, if any, as the Committee may deem advisable. Members of the Committee may participate in meetings either in person or by means of telephone conference. The Chairperson shall be responsible for setting meeting dates and time, agenda, maintaining order (chairing the meeting) and reporting to the Company’s full Board of Directors. In addition, the Internal Auditor shall also have the authority to call for a meeting of the Committee. The Secretary shall be responsible for taking the minutes, maintaining an ongoing minute book, and distributing copies of the minutes to the Company’s directors.

III. Training and Resources

The Committee shall be provided adequate resources to discharge their responsibilities, including requests for training. The Company’s internal auditor shall be given unrestricted access to the Committee. In addition, the Committee shall have unrestricted authority to engage independent counsel and other advisors when it deems such action to be appropriate, the fees and expenses of whom to be paid by the Company.

IV. Responsibilities

The responsibilities of the Audit Committee shall be to:

1.	Review this Charter at least annually and recommend any changes to the Board.

2.	Review and discuss the audited financial statements with management.

B - 1

3.	Make a recommendation to the Board as to whether the audited financial statements reviewed by the Committee should be included in the Company’s Annual Report on Form 10-K or Form 10-KSB to be filed with the Securities Exchange Commission with respect to the fiscal year for which the audited financial statements were prepared.

4.	Review the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and take, or recommend that the Board take, any action the Committee deems appropriate to oversee the independence of the outside auditors.

5.	Discuss with the independent accountants the matters required to be discussed SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented.

6.	Review any disagreement among management and the independent accountants concerning accounting principles or practices, financial statement disclosures, or auditing scope or procedure, in connection with the preparation of the financial statements.

7.	Approve the appointment, compensation and oversight of the work of the independent accountants for the purpose of preparing or issuing an audit report or related work, and such independent accountants shall report directly to the Committee. The Committee also shall evaluate the performance of the independent accountants; approve any proposed discharge of the independent accountants, where appropriate; and approve the selection of any successor independent accounts.

8.	Review and approve the annual audit plan submitted by the Company’s internal auditor. Also, review the results of the audits performed as scheduled by the audit plan at least twice each year, and include such review in the formal minutes.

9.	Review periodic regulatory examination reports and other audit reports of the Company.

10.	Pre-approve all auditing services (which may entail providing comfort letters in connection with securities underwritings) and non-audit services, other than as provided by the Sarbanes-Oxley Act of 2002, provided to the Company by its independent accountants. The Committee may delegate to one or more designated members who are independent directors of the Board, the authority to grant pre-approvals required by this paragraph. The decisions of any member to whom authority is delegated under this paragraph to pre-approve an activity under this paragraph shall be presented to the full Committee at each of its scheduled meetings.

11.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) a confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

B - 2

Appendix C

CENTERSTATE BANKS OF FLORIDA, INC.

PRE-APPROVAL POLICY

AUDIT AND NON-AUDIT SERVICES

I.	Statement of Principles

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

The appendices to this Policy describe the Audit, Audit-related, Tax and All Other services that have the pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

II.	Delegation

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III.	Audit Services

The annual Audit service engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the Audit services listed in Appendix I. All other Audit services not listed in Appendix II must be separately pre-approved by the Audit Committee.

IV.	Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor, and has pre-approved the Audit-related services listed in Appendix II. All other Audit-related services not listed in Appendix II must be separately pre-approved by the Audit Committee.

V.	Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee has pre-approved the Tax services listed in Appendix III. All Tax services involving large and complex transactions not listed in Appendix III must be separately pre-approved by the Audit Committee.

VI.	All Other Services

The Audit Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor. The Audit Committee has pre-approved the All Other services listed in Appendix IV. Permissible All Other services not listed in Appendix IV must be separately pre-approved by the Audit Committee.

A list of the SEC’s prohibited non-audited services is attached to this policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII.	Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

VIII.	Supporting Documentation

With respect to each proposed pre-approved service, the independent auditor will provide detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

IX.	Procedures

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer, or any other designated officer, and must include a joint statement as to whether, in their view, the request of application is consistent with the SEC’s rules on auditor independence.

Appendix I

Pre-Approval Policy for Audit and Non-Audit Services

Service – Audit and 10Q’s	Range of Fees
Statuary audits or financial audits for subsidiaries or affiliates of the Company Audit of Internal Control over financial reporting (SOX 404) 2005

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters.

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be “audit-related” services rather than “audit” services).

Appendix II

Pre-Approval Policy for Audit and Non-Audit Services

Service – Other	Range of Fees
Due diligence services pertaining to potential business acquisitions/dispositions
Financial statement audits of employee benefit plans
Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters
Internal control reviews and assistance with internal control reporting requirement

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (note: Under SEC rules, some consultations may be “audit” services rather than “audit-related” services).

Attest services not required by statute or regulation

Appendix III

Pre-Approval Policy for Audit and Non-Audit Services

Service – Tax	Range of Fees
U. S. federal, state and local tax planning and advice
U. S. federal, state and local tax planning and advice – Statutory Trust I
U. S. federal, state and local tax compliance
International tax planning and advice
International tax compliance
Review of federal, state, local and international income, franchise, and other tax returns
Licensing (or purchase) of income tax preparations software from the independent auditor, provided the functionally is limited to preparations of tax returns
Tax consulting services with respect to such matters that may arise as listed in the engagement letter

•

Licensing or purchasing income tax preparation software is permitted, so long as the functionality is limited to preparation of tax returns. If the software performs additional functions, each function must be evaluated separately for its potential effect on the auditor’s independence

Appendix IV

Pre-Approval Policy for Audit and Non-Audit Services

Service – Miscellaneous	Range of Fees

Exhibit 1

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statement of the audit client*

•	Financial information systems design and implementation*

•	Appraisal or valuation services, fairness opinions or contributions-in-kind reports*

•	Actuarial services*

•	Internal audit outsourcing services*

•	Management functions

•	Human resources

•	Broker-dealer, investment advisor or investment banking services

•	Legal services

•	Expert service unrelated to the audit

* Provision of these non-audits services is permitted if it is reasonable to conclude that the results of these services will not be subject to audit procedures. Materially is not an appropriate basis upon which to overcome the rebuttable presumption that prohibited services will be subject to audit procedures because determining materially is itself a matter of audit judgment.

Appendix D

CenterState Banks of Florida, Inc.

2007 EQUITY INCENTIVE PLAN

1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers, directors and key employees of the Company and its Affiliates.

2. Definitions. The following definitions are applicable to the Plan:

“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Code sections 424(e) and (f), respectively.

“Award” means the grant by the Compensation Committee and/or the Board of Directors of Incentive Stock Options, Non-Qualified Stock Options, Restricted Shares, Performance Shares, Performance Units or any combination thereof, as provided in the Plan.

“Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

“Company” means CenterState Banks of Florida, Inc.

“Board” means the Board Directors of the Company.

“Cause” means, in connection with a Participant’s termination of service, theft or embezzlement from the Company or any Affiliate, violation of a material term or condition of employment, disclosure of confidential information of the Company or any Affiliate, conviction of the Participant of a crime of moral turpitude, stealing of trade secrets or intellectual property owned by the Company or any Affiliate, any act by the Participant in competition with the Company or any Affiliate, issuance of an order for removal of the Participant by the Company’s banking regulator, or any other act, activity or conduct of a Participant which in the opinion of the Company is adverse to the best interests of the Company or any Affiliate. “Cause” shall also include any definition included in the employment agreement between any plan participant and the Company or any of its subsidiaries.

“Change of Control” a Change of Control shall mean:

(a) a merger in which the Company is not the surviving entity or a sale by the Company of all or substantially all of its assets,

(b) the acquisition by any individual or group of the Company by means of a merger, consolidation or purchase of 80% or more of its outstanding shares. The term “group” and the concept of beneficial ownership shall have such meanings ascribed thereto as set forth in the Exchange Act and the regulations and rules thereunder.

(c) or the acquisition by any individual or group of beneficial ownership of more than 50% of the outstanding shares of the Company. The term “group” and the concept of beneficial ownership shall have such meanings ascribed thereto, as set forth in the Exchange Act and the regulations and rules thereunder.

For purposes of this Plan, where a change of control of the Company results from a series of related transactions, the change of control of the Company shall be deemed to have occurred on the date of the consummation of the first such transaction.

“Code” means the Internal Revenue Code of 1986, as amended, and its interpretive regulations.

“Committee” means the Compensation Committee appointed by the Board pursuant to Section 3 of the Plan.

“Continuous Service” means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service will not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of a Participant’s transfer between the Company and an Affiliate or any successor to the Company.

“Director” means any individual who is a member of the Board.

“Disability” means total and permanent disability as determined by the Compensation Committee and/or the Board pursuant to Code section 22(e)(3).

“EBITDA” means earnings before interest, taxes, depreciation and amortization.

“Employee” means any person, including an officer, who is employed by the Company or any Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option.

“Incentive Stock Option” means an option to purchase Shares granted by the Compensation Committee and/or Board of Directors pursuant to the terms of the Plan that is intended to qualify under Code section 422.

“Market Value” means the last reported sale price on the trading date preceding the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of the Shares on the Nasdaq National Market, or, if the Shares are not listed on the Nasdaq National Market, on the principal exchange on which the Shares are listed for trading, or, if the Shares are not then listed for trading on any exchange, the mean between the closing high bid and low asked quotations of the Shares on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of the Shares as the Compensation Committee and/or Board of Directors shall determine.

“Non-Qualified Stock Option” means an option to purchase Shares granted by the Compensation Committee and/or the Board pursuant to the terms of the Plan, which option is not intended to qualify under Code section 422.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means any individual selected by the Compensation Committee and/or the Board to receive an Award.

“Performance Cycle” means the period of time, designated by the Compensation Committee and/or the Board, over which Performance Shares or Performance Units may be earned.

“Performance Shares” means Shares awarded pursuant to Section 14 of the Plan.

“Performance Unit” means an Award granted to a Participant pursuant to Section 14 of the Plan.

“Plan” means the CenterState Banks of Florida, Inc. 2007 Equity Incentive Plan.

“Restricted Period” means the period of time selected by the Compensation Committee and/or the Board for the purpose of determining when restrictions are in effect under Section 12 of the Plan with respect to Restricted Shares.

“Restricted Shares” means Shares that have been contingently awarded to a Participant by the Compensation Committee and/or the Board subject to the restrictions referred to in Section 12 of the Plan, so long as such restrictions are in effect.

“Retirement” means, in the case of an Employee or Director, a termination of Continuous Service by reason of the Employee’s or Director’s retirement on or after the Employee’s or Director’s 65th birthday.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of common stock, par value of $0.01 per share.

3. Administration. The Plan will be administered by the Board and/or the Compensation Committee, which will consist of two or more members of the Board, each of whom will be independent directors as a “non-employee director” as provided under Rule 16b-3 of the Exchange Act, an “outside director” as provided under Code section 162(m), and an “independent director” under Rule 4200(a)(15) of the NASDAQ Corporate Governance Rules, as amended. The members of the Committee will be appointed by the Board. Except as limited by the express provisions of the Plan, the Board through its Compensation Committee will have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards will be granted under the Plan including the vesting requirements of such Awards made under the Plan; (d) prescribe the form and terms of Award Agreements; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan. With respect to Director and Senior Executive Officers as it relates to (a) through (g) above, the Board will have sole and complete authority and discretion. With respect to all other Officers and Employees, the Board or the Compensation Committee will have complete authority and discretion with regard to (a) through (g) above.

A majority of the Compensation Committee and/or the Board will constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Compensation Committee and/or the Board without a meeting, will be acts of the Board. All determinations and decisions made by the Compensation Committee and/or the Board pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law. The Board hereby delegates this responsibility to its Compensation Committee.

4. Participants. The Compensation Committee and/or the Board may select from time to time Participants in the Plan from those officers, Directors, and Employees of the Company or its Affiliates who, in the opinion of the Compensation Committee and/or the Board, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

5. Substitute Options. In the event the Company or an Affiliate consummates a transaction described in Code Section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for Options granted by the former employer. The Compensation Committee and/or the Board and consistent with Code Section 424(a) shall determine the Exercise Price of the substitute Options.

6. Shares Subject to Plan, Limitations on Grants and Exercise Price. Subject to adjustment by the operation of Section 16 hereof:

• The maximum number of Shares that may be issued with respect to Awards made under the Plan is 700,000 Shares (600,000 Shares allocated to the Employees, all of which may be issued as Incentive Stock Options, and 100,000 Shares allocated to Directors),

• The Shares with respect to which Awards may be made under the Plan are authorized and unissued Shares. Any Award that expires, terminates or is surrendered for cancellation, or with respect to Restricted Shares, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which a termination or forfeiture has occurred. Additionally, Shares that are withheld by the Company or delivered by the Participant to the Company in order to satisfy payment of the Exercise Price or any tax withholding obligation and Shares granted pursuant to an Award Agreement which is subsequently settled in cash rather than Shares, may be subject to new Awards under the Plan.

• Notwithstanding any other provision under the Plan, the Exercise Price for any Option awarded under the Plan may not be less than the Market Value of the Shares on the date of grant.

7. General Terms and Conditions of Options.

• The Compensation Committee and/or the Board will have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to prescribe the terms and conditions (which need not be identical among Participants) of the Options. Each Option will be evidenced by an Award Agreement that will specify: (i) the Exercise Price, (ii) the number of Shares subject to the Option, (iii) the expiration date of the Option, (iv) the manner, time and rate (cumulative or otherwise) of exercise of the Option, (v) the restrictions, if any, to be placed upon the Option or upon Shares that may be issued upon exercise of the Option, (vi) the conditions, if any, under which a Participant may transfer or assign Options, and (vii) any other terms and conditions as the Compensation Committee and/or the Board, in its sole discretion, may determine.

• Other than in connection with a change in the Company’s capitalization (as described in Section 15 of the Plan), the Compensation Committee and/or the Board shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Award Agreement to reduce the Exercise Price. Furthermore, no Option shall be cancelled and replaced by issuance to the same participant of an Option having a lower Exercise Price without further approval of the shareholders of the Company.

8. Exercise of Options.

• Except as provided in Section 17, an Option granted under the Plan will be exercisable only by the Participant, and except as provided in Section 9 of the Plan, no Option may be exercised unless at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option. Options may be exercised for whole shares only. If an option would otherwise be exercisable for fractional shares, the option is rounded down to nearest whole share amount.

• To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise will be the date on which the notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to the Exercise Price, or (iii) by any other means determined by the Compensation Committee and/or the Board in its sole discretion.

9. Termination of Options. Unless otherwise specifically provided elsewhere in the Plan or by the Compensation Committee and/or the Board in the Award Agreement or any amendment thereto, Options will terminate as provided in this Section.

• Unless sooner terminated under the provisions of this Section, Options will expire on the earlier of the date specified in the Award Agreement or the expiration of ten (10) years from the date of grant.

• If the Continuous Service of a Participant is terminated for reason of Retirement, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service. Any unvested options at the date of cessation of continuous service will be forfeited by the Participant.

• If the Continuous Service of a Participant is terminated for Cause, all rights under any Options granted to the Participant will terminate immediately upon the Participant’s cessation of Continuous Service, and the Participant will (unless the Compensation Committee and/or the Board, in its sole discretion, waives this requirement) repay to the Company within ten (10) days the amount of any gain realized by the Participant upon any exercise of an Option, awarded under the Plan, within three (3) months prior to the cessation of Continuous Service.

• If the Continuous Service of a Participant is terminated voluntarily by the Participant for any reason other than death, Disability, or Retirement, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the Options.

• If the Continuous Service of a Participant is terminated by the Company without Cause, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the Options; provided, however, that if a Participant is terminated by the Company without Cause within twelve months after a Change of Control, such Participant may exercise outstanding Options to the extent he or she was entitled to exercise the Options at the date of cessation of Continuous Service, within the period of three (3) months immediately succeeding the cessation of Continuous Service but in no event after the applicable expiration dates of the Options.

• In the event of the Participant’s death or disability, all Options heretofore granted and not fully exercisable will terminate immediately. The Participant or the Participant’s beneficiary, as the case may be, may exercise all vested Options within the period of one (1) year immediately succeeding the Participant’s cessation of Continuous Service by reason of death or Disability, and in no event after the applicable expiration date of the Options.

• Notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Compensation Committee and/or the Board may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law. Additionally, notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Compensation Committee and/or the Board may, in its sole discretion, allow the exercise of an expired Option if the Compensation

Committee and/or the Board determines that: (i) the expiration was solely the result of the Company’s inability to execute the exercise of an Option due to conditions beyond the Company’s control, and (ii) the Participant made valid and reasonable efforts to exercise the Award. In the event the Compensation Committee and/or the Board makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

10. Restrictive Covenants. In its discretion, the Compensation Committee and/or the Board may condition the grant of any Award under the Plan upon the Participant agreeing to reasonable covenants in favor of the Company and/or any Affiliate (including, without limitation, covenants not to compete, not to solicit employees and customers, and not to disclose confidential information) that may have effect following the termination of employment with the Company or any Affiliate.

• Incentive and Non-Qualified Stock Options.

• Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Option will be granted more than ten (10) years from the earlier of the date the Plan is adopted by the Compensation Committee and/or the Board of the Company or approved by the Company’s shareholders, (ii) no Option will be exercisable more than ten (10) years from the date the Option is granted, (iii) the Exercise Price of each Option will not be less than the Market Value per Share on the date such Option is granted, (iv) no Incentive Stock Option will be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by such Participant, (v) no Incentive Stock Option will be granted that would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, under all plans of the Company and its Affiliates, Shares having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000 (determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable), and (vi) no Option may be exercised more than three (3) months after the Participant’s cessation of Continuous Service (one (1) year in the case of Disability) for any reason other than death. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns as defined in Code section 424(d), shares possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option will not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years from the date such Incentive Stock Option is granted.

• Notwithstanding any other provisions of the Plan, if for any reason an Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, such Option will be deemed to be a Non-Qualified Stock Option, and such Option will be deemed to be fully authorized and validly issued under the Plan.

11. Terms and Conditions of Restricted Shares. The Compensation Committee and/or the Board will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Restricted Shares and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Unless the Compensation Committee and/or the Board otherwise specifically provides in the Award Agreement, an Award of Restricted Shares will be subject to the following provisions:

• At the time of an Award of Restricted Shares, the Compensation Committee and/or the Board will establish for each Participant a Restricted Period during which, or at the expiration of which, the Restricted Shares will vest; but in no event earlier than one year from grant date. Subject to paragraph (e) of this Section, the Participant will have all the rights of a shareholder with respect to the Restricted Shares, including, but not limited to, the right to receive all dividends paid on the Restricted Shares and the right to vote the Restricted Shares. The Compensation Committee and/or the Board will have the authority, in its discretion, to accelerate the time at which any or all of the restrictions will lapse with respect to any Restricted Shares prior to the expiration of the Restricted Period, or to remove any or all restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of the Restricted Period.

• Subject to Section 16, if a Participant ceases Continuous Service for any reason before the Restricted Shares have vested, a Participant’s rights with respect to the unvested portion of the Restricted Shares will terminate and be returned to the Company.

• Each certificate issued in respect to Restricted Shares will be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and will bear a legend referring to the terms, conditions and restrictions applicable to such shares.

• At the time of an Award of Restricted Shares, the Participant will enter into an Award Agreement with the Company in a form specified by the Compensation Committee and/or the Board agreeing to the terms and conditions of the Award.

• At the expiration of the restrictions imposed by this Section, the Company will redeliver to the Participant the certificate(s) and stock powers, deposited with the Company pursuant to paragraph (c) of this Section and the Shares represented by the certificate(s) will be free of all restrictions.

• No Award of Restricted Shares may be assigned, transferred or encumbered.

•

Terms and Conditions of Stock Appreciation Rights. The Compensation Committee and/or the Board will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Stock Appreciation Rights and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Unless the Compensation Committee and/or the Board otherwise specifically provides in the Award Agreement, an Award of Stock Appreciation Rights will be subject to the following provisions:

• The Compensation Committee and/or the Board may grant a Stock Appreciation Right or “SAR” under this Plan. A SAR shall provide a Participant with the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Market Value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable Award Agreement:

• In the case of a SAR granted in tandem with or as a substitution for another Award, the base price may be no lower than the Market Value of a share of Common Stock on the date such other Award was granted (and no SAR may be retroactively granted).

• The maximum term of a SAR shall be ten (10) years. The Compensation Committee and/or the Board may also grant limited SARs, which are exercisable only upon a Change of Control or other specified event and may be payable based on the spread between the base price of the SAR and the Fair Market Value of a share of Common Stock during a specified period or at a specified time within a specified period before, after or including the date of the Change of Control or other specified event.

• If the Continuous Service of a Participant is terminated for reason of Retirement, the Participant may exercise any outstanding SAR to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service. Any unvested options at the date of cessation of continuous service will be forfeited by the Participant.

• If the Continuous Service of a Participant is terminated for Cause, all rights under any SAR granted to the Participant will terminate immediately upon the Participant’s cessation of Continuous Service, and the Participant will (unless the Compensation Committee and/or the Board, in its sole discretion, waives this requirement) repay to the Company within ten (10) days the amount of any gain realized by the Participant upon any exercise of an SAR awarded under the Plan, within the 90-day period prior to the cessation of Continuous Service.

• If the Continuous Service of a Participant is terminated voluntarily by the Participant for any reason other than death, Disability, or Retirement, the Participant may exercise any outstanding SAR to the extent that the Participant was entitled to exercise the SAR at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the SAR.

• If the Continuous Service of a Participant is terminated by the Company without Cause, the Participant may exercise any outstanding SAR to the extent that the Participant was entitled to exercise the SAR at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the SAR; provided, however, that if a Participant is terminated by the Company without Cause within twelve months after a Change of Control, such Participant may exercise any outstanding SAR to the extent he or she was entitled to exercise the Options at the date of cessation of Continuous Service, within the period of three (3) months immediately succeeding the cessation of Continuous Service but in no event after the applicable expiration dates of the Options.

• In the event of the Participant’s death or Disability, any SAR heretofore granted and not fully exercisable will terminate immediately. The Participant or the Participant’s beneficiary, as the case may be, may exercise fully vested SARs within the period of one (1) year immediately succeeding the Participant’s cessation of Continuous Service by reason of death or Disability, and in no event after the applicable expiration date of the SAR.

• Notwithstanding the provisions of the foregoing paragraphs of this Section 13, the Compensation Committee and/or the Board may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law. Additionally, notwithstanding the provisions of the foregoing paragraphs of this Section 13, the Compensation Committee and/or the Board may, in its sole discretion, allow the exercise of an expired SAR if the Compensation Committee and/or the Board determines that: (i) the expiration was solely the result of the Company’s inability to execute the exercise of an SAR due to conditions beyond the Company’s control, and (ii) the Participant made valid and reasonable efforts to exercise the Award. In the event the Compensation Committee and/or the Board makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

12. Performance Shares and Performance Units.

• The Compensation Committee and/or the Board, may from time to time authorize the grant of Performance Shares and Performance Units upon the achievement of performance goals (which may be cumulative and/or alternative) within a designated Performance Cycle as may be established, in writing, by the Compensation Committee and/or the Board based on any one or any combination of the following business criteria (the “Performance Goals”): (i) earnings per Share; (ii) return on equity; (iii) return on assets; (iv) operating income; (v) market value per Share; (vi) EBITDA; (vii) cash flow; (viii) net income (before or after taxes); (ix) changes in the Company’s efficiency ratio (the ratio of non-interest expense to the sum of non-interest income plus taxable equivalent net-interest income); (x) improvements in the Company’s credit quality as measured by changes to the Company’s allowance for loan losses, the ratio of the allowance for loan losses to total loans, net of unearned income, or the ratio of net charge-offs to average loans, net of unearned income; (xi) enterprise value added (“EVA”); (xii) market value added (“MVA”); (xiii) fee income; (xiv) net interest income; (xv) growth in loans; (xvi) growth in deposits; (xvii) total return to shareholders; and (xviii) other criteria determined by the Compensation Committee and/or the Board.

• In the case of Performance Units, the Compensation Committee and/or the Board shall determine the value of Performance Units under each Award.

• As determined in the discretion of the Compensation Committee and/or the Board of Directors, performance goals may differ among Participants and/or relate to performance on a Company-wide or divisional basis.

• At such time as it is certified, in writing, by the Compensation Committee and/or the Board that the Performance Goals established by the Compensation Committee and/or the Board have been attained or otherwise satisfied within the Performance Cycle, the Compensation Committee and/or the Board will authorize the payment of Performance Shares or Performance Units in the form of cash or Shares registered in the name of the Participant, or a combination of cash and Shares, equal to the value of the Performance Shares or Performance Units at the end of the Performance Cycle. Payment shall be made in a lump sum following the close of the applicable Performance Cycle.

• The grant of an Award of Performance Shares or Performance Units will be evidenced by an Award Agreement containing the terms and conditions of the Award as determined by the Compensation Committee and/or the Board. To the extent required under Code section 162(m), the business criteria under which Performance Goals are determined by the Compensation Committee and/or the Board will be resubmitted to shareholders for reapproval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Plan.

• Subject to Section 16, if the Participant ceases Continuous Service before the end of a Performance Cycle for any reason other than Disability or death, the Participant will forfeit all rights with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle. The Compensation Committee and/or the Board may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of Disability or death, the Participant will be entitled to a prorated payment with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle.

13. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of Shares, merger or consolidation (in each case where the shares of the Company are converted into stock and/or cash of another entity), or any change in the corporate structure affecting the Shares of the Company, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares, and the exercise price and base price, with respect to which Awards theretofore have been granted under the Plan will be appropriately adjusted by the Compensation Committee and/or the Board to prevent the dilution or diminution of Awards. The Compensation Committee and/or the Board’s determination with respect to any adjustments will be conclusive. Any Shares or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Shares will be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing the Shares or other securities will be legended and deposited with the Company in the manner provided in Section 12 of this Agreement.

14. Effect of Change of Control.

• If the Continuous Service of any Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason except for Cause, at any time within twelve (12) months after a Change of Control, unless the Compensation Committee and/or the Board has otherwise provided in the Award Agreement, (i) any Restricted Period with respect to an Award of Restricted Shares will lapse upon the Participant’s termination of Continuous Service and all Restricted Shares will become fully vested in the Participant to whom the Award was made; and (ii) with respect to Performance Shares and Performance Units, the Participant will be entitled to receive a prorata payment to the same extent as if the Participant ceases Continuous Service by reason of death or Disability under Section 14 of the Plan.

• If a Change of Control occurs, unless the Compensation Committee and/or the Board has otherwise provided in the Award Agreement, all Option Awards theretofore granted and not fully exercisable will become exercisable in full upon the happening of such event and will remain exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated will become exercisable.

15. Assignments and Transfers. No Award nor any right or interest of a Participant in any Award under the Plan may be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Compensation Committee and/or the Board may, in its sole discretion, set forth in an Award Agreement at the time of grant or thereafter, that the Award (other than Options) may be transferred to members of the Participant’s immediate family, to one or more trusts solely for the benefit of such immediate family members and to partnerships in which such family members or trusts are the only partners. For this purpose, immediate family means the Participant’s spouse, parents, children, step-children, grandchildren and legal dependents. Any transfer of an Award under this provision will not be effective until notice of such transfer is delivered to the Company.

16. Employee Rights Under the Plan. No officer, Director, Employee or other person will have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no officer, Director, Employee or other person will have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken under the Plan will be construed as giving any Employee, Director or other person, any right to Continuous Service.

17. Delivery and Registration of Shares. The Company’s obligation to deliver Shares with respect to an Award will, if the Company requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Compensation Committee and/or the Board will determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities laws. It may be provided that any representation requirement will become inoperative upon a registration of the Shares or other action eliminating the necessity of the representation under the Securities Act or other state securities laws. The Company will not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on any stock exchange or system on which Shares may then be listed, and (b) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company determines to be necessary or advisable.

18. Withholding Tax. Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Board, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six months and having a value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Compensation Committee and/or the Board determines, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes. For these purposes, the value of the Shares to be withheld or delivered will be equal to the Market Value as of the date that the taxes are required to be withheld.

19. Termination, Amendment and Modification of Plan. The Compensation Committee and/or the Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Code section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Company’s common stock is listed or quoted), shareholder approval of any Plan amendment will be obtained in the manner and to the degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan will in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or the transferee of the Award.

20. Effective Date and Term of Plan. The Plan will become effective upon its adoption by the Compensation Committee and/or the Board and shareholders of the Company. Unless sooner terminated pursuant to Section 21, no further Awards may be made under the Plan after ten (10) years from the effective date of the Plan.

21. Governing Law. The Plan and Award Agreements will be construed in accordance with and governed by the internal laws of the State of Florida.

25. Repricing of Options. Nothing in this Plan shall permit the repricing of any outstanding options other than (a) with the prior approval of the Company’s shareholders, or (b) pursuant to Section 15. The foregoing restriction shall also apply to any other transaction which would be treated as a repricing of outstanding options under generally accepted accounting principles.

26. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to a Participant. This Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant).

Appendix E

CENTERSTATE BANKS OF FLORIDA, INC

Human Resource Committee - Policy Statement and Guidelines

Committee Composition

Committee members shall be outside directors of CenterState Banks of Florida, Inc (“the Company”), who are also outside directors of the Company’s subsidiary banks. Each subsidiary bank shall have at least one director on the committee. When possible the directors shall be evenly distributed. Members shall be appointed by the Company’s chairman.

Committee Meetings

The committee shall meet on a as needed basis. Meeting by telephone conference is acceptable when each committee member has received written documentation before hand. The Company’s chairman shall select a chairperson and a secretary. The chairperson shall be responsible for setting meeting dates and time, agenda, maintaining order (chairing the meeting) and reporting to the Company’s full board of directors. The secretary shall be responsible for taking the minutes, maintaining an on-going minute book and distributing copies of the minutes to the Company’s directors.

Objectives

The committee’s objectives are as follows: (1) develop and implement a systematic compensation and incentive plan for each subsidiary bank president, (2) assist and coordinate a consistent fringe benefit plan for all subsidiary banks including health, life, and disability insurance , as well as retirement and profit sharing plans, and (3) set forth and maintain a consistent personnel policy for all subsidiary banks.

E - 1

Appendix F

CENTERSTATE BANKS OF FLORIDA

Statement of Policy with respect to Related Person Transactions

A. Introduction.

The Board of Directors recognizes that related person transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted this policy which shall be followed in connection with all related person transactions involving the Company.

Under this policy, any “Related Person Transaction” shall be consummated or shall continue only if:

1.	the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person,

2.	the transaction is approved by the disinterested members of the Board of Directors, or

3.	the transaction involves compensation approved by the Company’s Compensation.

For these purposes, a “Related Person” is:

1.	an individual identified by the Board of Directors as an executive officer, Section 16 officer or director of the Company

2.	a shareholder owning in excess of five percent of the Company (or its controlled affiliates)

3.	a person who is an immediate family member of an executive officer or director

4.	an entity which is owned or controlled by someone listed in 1, 2 or 3 above, or an entity in which someone listed in 1, 2 or 3 above has a substantial ownership interest or control of such entity.

For these purposes, a “Related Person Transaction” is a transaction between the Company and any Related Person (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934), other than:

1.	transactions available to all employees or customers generally

2.	transactions involving less than $25,000 when aggregated with all similar transactions.

3.	loans made by a banking subsidiary of the Company in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and not involving more than the normal risk of collectibility or presenting other unfavorable features.

F - 1

4.	deposit relationship by a banking subsidiary of the Company in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable transactions with persons not related.

5.	director fees.

B. Audit Committee Approval

The Board of Directors has determined that the Audit Committee of the Board is best suited to review and approve Related Person Transactions. Accordingly, at each calendar year’s first regularly scheduled Audit Committee meeting, management shall recommend Related Person Transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if applicable. After review, the Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the Committee as to any material change to those proposed transactions.

In the event management recommends any further Related Person Transactions subsequent to the first calendar year meeting, such transactions may be presented to the Committee for approval or preliminarily entered into by management subject to ratification by the Committee; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction.

D. Corporate Opportunity

The Board recognizes that situations exist where a significant opportunity may be presented to management or a member of the Board of Directors that may equally be available to the Company, either directly or via referral. Before such opportunity may be consummated by a Related Person (other than an otherwise unaffiliated 5% shareholder), such opportunity shall be presented to the Board of Directors of the Company for consideration.

This doctrine states that the Related Person’s interest is secondary to the Company’s opportunity. (For example, if the Company has identified several potential sites for a new branch, it precludes the Related Party to purchase that site, knowing the Company is contemplating an offer on it.)

E. Disclosure

All Related Person Transactions are to be disclosed in the Company’s applicable filings as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules. Furthermore, all Related Person Transactions shall be disclosed to the Audit Committee of the Board and the Audit Committee shall report these transactions to the full Board of Directors.

F. Other Agreements

Management shall assure that all Related Person Transactions are approved in accordance with any requirements of the Company’s financing agreements.

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REVOCABLE PROXY

CENTERSTATE BANKS OF FLORIDA, INC.

ANNUAL MEETING, APRIL 24, 2007

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2007.

The undersigned hereby appoints Lawrence W. Maxwell and George H. Carefoot, or either of them with individual power of substitution, proxies to vote all shares of the common stock of CenterState Banks of Florida, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Winter Haven Chamber of Commerce, 2nd Floor Auditorium, 401 Avenue B NW, Winter Haven, Florida 33881, on Tuesday, April 24, 2007, at 10:00 a.m., and at any adjournment thereof.

1. ELECTION OF DIRECTORS
☐ FOR the election of directors of all nominees listed below (except as marked to the contrary below) or	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES:	JAMES H. BINGHAM	G. ROBERT BLANCHARD, JR.	TERRY W. DONLEY
	FRANK M. FOSTER, JR.	BRYAN W. JUDGE	SAMUEL L. LUPFER
	LAWRENCE W. MAXWELL	RULON D. MUNNS	G. TIERSO NUNEZ II
	THOMAS E. OAKLEY	ERNEST S. PINNER	J. THOMAS ROCKER
GAIL GREGG-STRIMENOS

(INSTRUCTION: To withhold authority to vote for any of the above listed nominees, please strike a line through that individual’s name)

2.    APPROVAL OF 2007 EQUITY INCENTIVE PLAN

      For Approval of the 2007 Equity Incentive Plan

☐  FOR                                         ☐  AGAINST                                     ☐  ABSTAIN

(Continued and to be signed on reverse side.)

SAID PROXIES WILL VOTE ON THE PROPOSAL SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED BELOW AND THE APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

SHARES __________________________________

DATED:_________________________________, 2007

___________________________________
Signature

___________________________________ Signature if held jointly

___________________________________ Please print or type your name

☐  Please mark here if you intend to attend the Annual Meeting of Shareholders.